As filed with the Securities and Exchange Commission on May 12, 2008
File No. 333-149886

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIBERTY LANE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-2165700
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Liberty Lane
Hampton, New Hampshire 03842
(603) 929-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin P. Clark
One Liberty Lane
Hampton, New Hampshire 03842
(603) 929-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph Arditi, Esq. Jennifer A. Bensch, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Raymond Check, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 12, 2008.

$350,000,000

35,000,000 Units

Liberty Lane Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as our business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. We will have 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) after consummation of this offering to effect our business combination. If we fail to do so, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the net proceeds held in the trust account described in this prospectus. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We must seek stockholder approval before we may effect our business combination. If our business combination is approved and consummated, public stockholders who voted against it will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, on the terms and subject to the limitations set forth in this prospectus. We will proceed with a business combination only if (1) a majority of the shares of common stock voted by public stockholders are voted in favor of the business combination, and (2) conversion rights have been exercised with respect to less than 35% of the shares sold in this offering.

This is an initial public offering of our securities. Each unit offered herein consists of one share of common stock and one half (1/2) of one warrant. We are offering 35,000,000 units. We expect that the public offering price for our securities will be $10.00 per unit. Each whole warrant will entitle the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our business combination and one year from the date of this prospectus, provided, in each case, that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Warrants may be exercised only in increments of one whole warrant, and when the warrants begin separate trading, as discussed below, they may be separated and traded only in increments of one whole warrant. As a result, holders who separate an odd number of units will lose one half of one warrant in the process. Holders of an odd number of units will therefore need to purchase an additional unit in order to realize the full value of their investment. We may call the warrants for redemption on the terms and subject to the conditions set forth in this prospectus. In such event, each warrant holder may exercise its warrant prior to the redemption date. Our management will have the option to require all holders that wish to exercise warrants after a call for redemption to do so on a cashless basis. The warrants will expire five years from the date of this prospectus, unless earlier redeemed. Upon such expiration, any remaining warrants (including any one half of one warrant held as part of a unit) will expire worthless.

We have granted the underwriter a 30-day option to purchase up to an additional 5,250,000 units.

Our sponsor, Liberty Lane Funding LLC, has committed to purchase from us an aggregate of 3,500,000 warrants (or 4,025,000 warrants, if the underwriter exercises its option to purchase additional units in full), with an exercise price of $7.50 per share, for a purchase price of $1.00 per warrant (for a total purchase price of $3,500,000, or $4,025,000 if the underwriter exercises its option to purchase additional units in full). This purchase will take place on a private placement basis immediately prior to the closing of this offering. All of the proceeds we receive from the private placement will be placed in the trust account described in this prospectus and will be part of the funds distributed to our public stockholders in the event we are not able to complete a business combination. These “insider warrants” to be purchased by our sponsor will be identical to the warrants underlying the units being offered by this prospectus, except that the insider warrants (i) will be subject to certain transfer restrictions until 30 days after the consummation of our business combination, (ii) may be exercised on a cashless basis at the option of our sponsor, (iii) will not be redeemable by us so long as they are held by our sponsor or its permitted transferees, and (iv) will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock.

Prior to this offering, there has been no public market for our units, common stock or warrants. The units have been approved for listing on The NASDAQ Capital Market under the symbol “LLACU.” The common stock and warrants are expected to begin separate trading on the 35th day after the date of this prospectus, unless Goldman, Sachs & Co. informs us of its decision to allow earlier separate trading, subject to certain conditions described herein. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be listed on The NASDAQ Capital Market under the symbols “LLAC” and “LLACW,” respectively. However, our securities may not continue to be listed on The NASDAQ Capital Market.

See “Risk Factors” on page 33 to read about factors you should consider before buying our units.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

		Underwriting
	Price to	Discounts and
	Public	Commissions(1)	Proceeds to Us

Per Unit	$10.00	$0.60	$9.40
Total	$350,000,000	$21,000,000	$329,000,000

(1)	Includes $0.30 per unit or $10,500,000 in the aggregate ($12,075,000 if the underwriter’s option to purchase additional units is exercised in full), payable to the underwriter for deferred underwriting discounts and commissions to be placed in the trust account described herein. Such funds will be released to the underwriter only on completion of a business combination, as described in this prospectus. However, the underwriter has waived its right to the deferred underwriting discounts and commissions with respect to those units as to which the component shares have been converted to cash by public stockholders who voted against the business combination and exercised their conversion rights. See “Underwriting.”

The underwriter is offering the units on a firm commitment basis. The underwriter expects to deliver the units against payment in New York, New York on                    2008. Of the net proceeds we receive from this offering and from the sale of the insider warrants described in this prospectus, we estimate that approximately $9.74 per share, or $340,950,000 in the aggregate (or approximately $9.75 per share, or approximately $392,400,000 in the aggregate if the underwriter’s option to purchase additional units is exercised in full), will be deposited into a trust account maintained by American Stock Transfer & Trust Company, as trustee. These funds will not be released until the earlier of the completion of our business combination and our liquidation (which may not occur until 24 months from the consummation of this offering, or 30 months if extended as described herein).

Goldman, Sachs & Co.

Prospectus dated          , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

Prospectus

This prospectus refers to trade names of other companies and organizations, and these trade names are the property of their respective holders.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus, references to:

•	“we,” “us,” “our” or “the company” refer to Liberty Lane Acquisition Corp.;

•	“our sponsor” refer to Liberty Lane Funding LLC;

•	“Liberty Lane Partners” refer to Liberty Lane Partners LLC, a private management and investment company founded by our senior management team;

•	“senior management team” refer to Mr. Paul M. Montrone and Mr. Paul M. Meister;

•	“management team” refer to our officers, including our senior management team;

•	“initial stockholders” refer to all of our stockholders prior to this offering, including our sponsor;

•	“initial shares” refer to the 3,264,000 shares of our common stock that our sponsor originally purchased from us on March 14, 2008, subject to partial forfeiture as described below if the underwriter’s option to purchase additional units is not exercised in full;

•	“initial warrants” refer to the 8,703,000 warrants to purchase shares of our common stock that our sponsor originally purchased from us on March 14, 2008, with an exercise price of $7.50 per share for 4,351,500 of the initial warrants and an exercise price of $10.00 per share for the remaining 4,351,500 of the initial warrants, subject to partial forfeiture as described below if the underwriter’s option to purchase additional units is not exercised in full;

•	“insider warrants” refer to the 3,500,000 warrants (or 4,025,000 warrants, if the underwriter exercises its option to purchase additional units in full) to purchase shares of our common stock, with an exercise price of $7.50 per share, that our sponsor has agreed to purchase for $1.00 per warrant, immediately prior to the closing of this offering; and

•	“public stockholders” refer to the holders of the shares of common stock being sold as part of the units in this public offering (whether they are purchased in this offering or thereafter in the open market), including our initial stockholders to the extent they purchase units in this offering or thereafter in the open market.

In addition, unless stated otherwise in this prospectus, the information in this prospectus assumes that the underwriter does not exercise its option to purchase additional units and that an aggregate of 426,000 initial shares and an aggregate of 1,135,000 initial warrants have been forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders, to ensure that the number of initial shares owned by our initial stockholders after this offering will be equal to approximately 7.5% of the total number of shares of common stock outstanding after this offering and that the number of shares of common stock underlying the initial warrants owned by our initial stockholders after this offering will be equal to approximately 20% of the total number of shares of common stock outstanding after this offering, and that no adjustments have been made, or are required to be made, to the exercise price of, or the number of shares of common stock issuable upon exercise of, the initial warrants, the insider warrants or the warrants offered as part of the units offered hereby. If the size of this offering is increased or decreased, a stock dividend, stock split or reverse split will be effectuated so that the number of initial shares owned by our initial stockholders after this offering and the number of shares of common stock underlying the initial warrants owned by our initial stockholders after this offering will be equal to the foregoing percentages.

We are a blank check company organized under the laws of the State of Delaware on March 7, 2008. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as our business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering. To date, our efforts have been limited to organizational activities, including the issuance of the initial shares and the initial warrants to our sponsor, and activities related to this offering.

Investment Strategy

Our strategies are designed to identify and acquire the right business at an attractive valuation and to enhance financial performance and returns on capital through the application of our management team’s long-standing business management processes. We are focused on acquiring, transforming and building successful companies to create long-term stockholder value.

We will seek to capitalize on the investment and operating experience of our management team. Led by Paul M. Montrone and Paul M. Meister, our management team has operated as a cohesive unit for more than a decade and has extensive experience acquiring and operating businesses across a broad range of industries. For example, during their tenure with Fisher Scientific International Inc., our management team structured and executed more than 60 acquisitions and led the transformation of the company from a regional U.S. distributor into an integrated global supplier of products and services, increasing significantly Fisher Scientific’s equity market capitalization. With respect to managing businesses, our management team uses a set of operating tools that is designed to establish strategic direction and instill operating discipline in an effort to accelerate sales growth, increase profitability and enhance cash flow.

Our investment strategy seeks to use our management team’s knowledge across a broad range of industries to source and close transactions. We expect that our extensive contacts should provide us with a large number of acquisition opportunities. Our management team has established the following criteria and guidelines that we intend to utilize to evaluate target businesses.

Strong Competitive Market Position.  We generally will seek to acquire businesses that operate within markets that we believe have strong underlying fundamentals. The market factors we intend to consider include underlying growth prospects, competitive dynamics, customer and vendor fragmentation, capital investment requirements and consolidation opportunities. We intend to evaluate the opportunity for target businesses to improve their competitive position and financial performance through strategic realignments, the application of operating discipline and investments in technology.

Established Businesses with Potential for Increased Profitability.  We generally will seek to acquire established companies with a strong track record of operating performance. However, we may also acquire a company undergoing an operational turnaround that we believe demonstrates strong prospects for future growth and increased profitability. We generally will seek to improve the profitability and cash flow of an acquired business through the alignment of economic incentives and fundamental operational improvements. Examples of the types of operational improvements that we may implement include: expansion of product and service offerings to further penetrate existing customers; repositioning of existing products and services to attract new customers; low-cost sourcing to increase margins; utilization of analytic tools to improve product pricing; and improved supply-chain efficiencies to reduce operating working capital investment. We do not intend to acquire start-up companies.

Platform for Strong and Experienced Management Team.  We generally will seek to acquire businesses that either have a strong, experienced management team that we can further leverage or businesses that provide a suitable platform that can be strengthened by the resources of our own management team. We believe that our significant business contacts across a broad range of industries provide us with access to additional management resources that can be utilized to enhance any business we acquire. As such, we believe we have access to a deep bench of management talent with a track record of delivering revenue growth, enhancing profitability and generating free cash flow.

Competitive Strengths

We believe we have the following competitive strengths:

Established Deal Sourcing Network.  We believe that the extensive relationships of our management team and their experience identifying and executing transactions will help us to successfully source a business combination opportunity. Additionally, our management team has significant contacts with consultants, investment bankers, attorneys and accountants, among others. Although past success does not guarantee that we will identify and consummate a business combination successfully, it has provided our management team with credibility that we believe will play an important role in assisting us in finding potential targets and negotiating an agreement for our business combination.

Disciplined Investment Process.  We intend to employ a disciplined approach to identifying and evaluating potential target businesses and to focus our efforts on selecting what we believe is the best opportunity or opportunities for our business combination. Our management team’s intensive, hands-on approach to due diligence will seek to identify the key value drivers and significant risks to the future performance of the target business. Though we will not be restricted to a specific industry focus, given our management team’s experience in the broader healthcare and distribution industries, these industries will likely form a meaningful portion of our deal sourcing effort. However, we could complete a business combination with an operating business outside the scope of our management team’s main areas of expertise.

Merger and Acquisition Expertise.  Our management team has structured and executed over one hundred merger and acquisition transactions during their careers, including more than 60 completed merger and acquisition transactions for Fisher Scientific, a leading global manufacturer and distributor of products and services to the scientific research, clinical laboratory and industrial markets, prior to its merger with Thermo Electron Corporation in 2006. Our management believes that these acquisitions helped to strengthen Fisher Scientific’s brand and market position and to enhance its financial performance. We believe our management team’s merger and acquisition expertise will help us capitalize on acquisition-driven growth strategies to create long-term value.

Value Enhancing Operational and Financial Expertise.  Our senior management team has worked together for almost three decades and has substantial experience operating successful businesses across a broad range of industries and economic cycles. Our broader management team, which has operated as a cohesive unit for more than a decade, includes members of the former management of Fisher Scientific. During their tenure with Fisher Scientific, our management team led the transformation of the company from a regional U.S. distributor with approximately $760 million in revenues in 1991 into an integrated global supplier of products and services with annual revenues of approximately $6 billion in 2006, increasing equity market capitalization from approximately $220 million at the time of the initial public offering in 1991 to approximately $12 billion at the time of Fisher Scientific’s merger with Thermo Electron Corporation in 2006. During this period, Fisher Scientific’s average annual return on equity (defined as reported GAAP net income divided by average stockholders’ equity for the same period) was approximately 16.2%, excluding the years 1998 through 2001 (which are not meaningful because a 1998 recapitalization resulted in negative stockholders’ equity during this period), and its stock price appreciated at an average compound annual rate of approximately 26%. The results of Fisher Scientific during this period, which have been derived from its public filings, are presented for informational purposes only and are not intended to represent or be indicative of the results expected for our company.

Our management team uses a set of operating tools that is designed to establish strategic direction and instill operating discipline in an effort to accelerate sales growth, increase profitability and enhance cash flow. The fundamental underpinnings of this system are an extensive understanding of the markets and competitive landscape in which the applicable business operates, a balanced approach to identifying business risks and opportunities, utilization of financial and operating metrics to measure operating activities, the injection of intensity and urgency into actions, and the alignment of management incentives with long-term financial objectives.

Our Structure Enhances our Ability to Consummate an Attractive Business Combination.  The structure of our company is designed to enhance our ability to consummate a business combination. The capital structure of our company differs from the capital structure that has been used by many other blank check companies. We believe that the terms of our capital structure will increase the probability that we will be able to consummate a business combination that is beneficial to our stockholders. We believe this will give our company a competitive advantage over many other blank check companies that are seeking acquisitions by allowing us to offer a better value proposition to the owners of the target company. In addition, we believe our structure provides the appropriate incentive to our sponsor and management team to enhance the value of our company following the consummation of a business combination.

Our Structure

Our capital structure differs in several respects from the capital structure that has been used by many other blank check companies. Our structure is designed to enhance our ability to consummate a business combination on more favorable terms; to benefit our public stockholders by reducing the amount of dilution caused by our initial stockholders’ securities as compared to other blank check companies; and to better align the incentives of our initial stockholders with the interests of the long-term investors we seek. We believe our structure provides these advantages by incorporating the following key changes to the structure that is common in other publicly traded blank check companies:

Initial Shares.  Our initial stockholders’ shares of common stock will represent approximately 7.5% of the total shares of common stock to be outstanding after this offering, as compared to the 20% of total shares that has historically been issued to the founders of many blank check companies. Because we will issue fewer shares to our initial stockholders as a proportion of our overall capitalization, our other stockholders (including both the public stockholders who purchase in this offering and any sellers of a target business who may become stockholders following the consummation of our business combination) will experience less dilution of their shares. We believe this will facilitate our negotiation of a business combination on more favorable terms by allowing us to provide a better value proposition for the owners of companies entering into a business combination with us, both as compared to other blank check companies and as compared to other liquidity alternatives they may have available, such as a more traditional initial public offering or a private sale. We further believe that, because a greater proportion of our initial stockholders’ potential gains will be from warrants rather than shares (and therefore will depend on the market price of our common stock reaching certain minimum levels before the warrants have any value), this structure provides our initial stockholders with greater incentives to create long-term value for stockholders than do other, more traditional, structures.

Initial Warrants.  In some recent transactions, the founders of blank check companies have purchased both warrants and shares in their initial investment, as our initial stockholders have. In most of those transactions, the exercise price of those warrants has been the same as, or only slightly higher than, the exercise price of the warrants sold to the public. While the exercise price of one half of the initial warrants held by our initial stockholders will be $7.50 per share (equal to the exercise price of the warrants included in the units being sold in this offering), the exercise price of the other one half of the initial warrants will be $10.00, which is equal to the public offering price of one unit and is 33% greater than the exercise price of the warrants included in the units being sold in this offering. This higher exercise price reduces the potential dilution represented by the initial warrants. We believe this reduced potential dilution will facilitate our negotiating a business combination on more favorable terms and benefit our public stockholders. We also believe that the higher exercise price of one half of the initial warrants will further reinforce the incentives for our initial stockholders to create long-term stockholder value.

Insider Warrants.  In many recent blank check company initial public offerings, the sponsors have purchased additional warrants for $1.00 per warrant in a private placement that closes immediately prior to the public offering of the units, as will our sponsor. Although the number of warrants purchased as a percentage of the aggregate shares of the blank check company’s outstanding common stock has varied significantly in recent transactions, we believe that our insider warrants represent a smaller proportion of our overall capital structure than has been typical in these recent transactions. This smaller amount reduces the potential dilution represented by those warrants, and we believe that this reduced potential dilution will further facilitate our negotiating a business combination on more favorable terms. The principal benefit to public stockholders of a larger sale of warrants to the sponsor is to increase the funds held in the trust account, which is advantageous for public stockholders who convert their shares in connection with the vote on a business combination or if the blank check company fails to consummate a business combination and liquidates. Many recent blank check companies have deposited into trust more than the approximately $9.74 per share that we expect to deposit into our trust account. However, we believe that the amount of cash we will place into the trust account strikes a balance for investors by providing for over 97% of the public offering price to be held in trust without creating excessive dilution that could make our business combination more difficult and costly.

Units Offered in this Prospectus.  The units we are offering in this prospectus consist of one share of our common stock and one half of one warrant per unit. This is different from many recent blank check companies, which have historically offered units consisting of one share of common stock and one warrant per unit. Although this may cause our units to be worth less than if each unit included one whole warrant, this reduction in the number of outstanding warrants further reduces the potential dilution to our stockholders following a business combination. We believe this balance is appropriate because it may enhance our ability to consummate a business combination, as the reduction in dilution may provide a better value proposition to owners of target companies.

The following table highlights our capital structure. For a comparison of our capital structure to a hypothetical capital structure whose elements we believe to be typical of recent transactions that have also utilized initial warrants, as well as a summary of the capital structures of certain other blank check companies, please see the section in this prospectus entitled “Proposed Business — Our Structure.”

	Our Capital Structure(1)
		% of Post-IPO
	Shares	Shares

Initial Shares	2,838,000	7.5%
Shares Underlying Units Sold in IPO	35,000,000	92.5%

Total	37,838,000	100.0%

		% of Post-IPO
		Shares	Exercise
	Warrants	Underlying(2)	Price

Initial Warrants	7,568,000	20.0%	$7.50/10.00	(3)
Insider Warrants	3,500,000	9.2%	$7.50
Warrants Underlying Units Sold in IPO	17,500,000	46.2%	$7.50

Total	28,568,000	75.5%

(1)	Assumes that the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and 1,135,000 initial warrants have been forfeited.

(2)	Represents the number of shares for which the applicable warrants may be exercised (assuming cash exercise) as a percentage of the number of shares of common stock outstanding immediately following the initial public offering (on a non-diluted basis).

(3)	3,784,000 of the initial warrants have an exercise price of $7.50 per share, and 3,784,000 of the initial warrants have an exercise price of $10.00 per share.

Conflicts of Interest

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various activities. In the course of their other activities, our officers and directors may become aware of acquisition opportunities that may be appropriate for presentation to our company as well as to other entities with which they are or may become affiliated. Accordingly, there may be situations in which our officers and directors have an obligation or an interest with respect to such opportunities that actually or potentially conflicts with our interests.

First Look Obligation.  In order to minimize potential conflicts of interest relating to acquisition opportunities that may arise from their multiple affiliations, each of our officers and directors (other than our independent directors) has agreed to a “first look obligation” within the time periods set forth below. This obligation requires each of them to present to our company for our consideration, prior to presentation to any other entity, any opportunity involving the potential acquisition (other than in a competitive sale process) by our company of a controlling interest in a target business with the following characteristics:

•	not publicly traded on a stock exchange or over-the-counter market, and

•	has an enterprise value of between $350 million and $1 billion.

A “controlling interest” means our company would acquire the ability to exercise control over the management and operations of the target company, whether through the acquisition of a majority of the voting equity interests of the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder.

The foregoing first look obligation of our officers and directors (other than our independent directors) will exist from the consummation of this offering until the earliest of:

•	the consummation of our business combination;

•	24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering; and

•	such time as he ceases to be an officer or director of our company.

Exceptions to First Look Obligation.  The first look obligation of our officers and directors (other than our independent directors) is subject to any existing or future fiduciary duties or contractual obligations our officers and directors may have from time to time to any other entity. These existing obligations are described in more detail below. Notwithstanding the foregoing, the first look obligation of our officers is not subject to their fiduciary and contractual obligations to Liberty Lane Partners and its portfolio companies to the extent Liberty Lane Partners has agreed otherwise, as described below.

Pre-Existing Obligations Exception.  Our officers and directors (other than our independent directors) are subject to the following pre-existing fiduciary and contractual obligations, each of which takes precedence over and limits their first look obligation to us:

•	Mr. Meister is a director of M & F Worldwide Corp. and LKQ CorporationTM and, in such capacity, has fiduciary obligations to such entities.

•	In connection with their prior employment with Fisher Scientific, each of Messrs. Montrone and Meister has agreed not to compete in the scientific and clinical laboratory research distribution business in the United States until November 2009 with respect to Mr. Montrone and until April 2010 with respect to Mr. Meister.

•	Pursuant to a noncompetition clause entered into in connection with his prior employment with Fisher Scientific, Mr. Clark may not, until November 2008, compete with any business of Fisher Scientific in the United States or any of the other approximately 145 countries in which Fisher Scientific had distributed products during the last two years of Mr. Clark’s employment. Fisher Scientific offered various products and services to customers in the scientific research and clinical laboratory markets. For a more detailed description of Fisher Scientific’s business, please see the section in this prospectus entitled “Management — Conflicts of Interest.”

•	Each of our officers has fiduciary and contractual obligations to present to Liberty Lane Partners any business opportunities that could be taken by Liberty Lane Partners or its affiliates, subject to the limitations in the following paragraph.

We do not believe that our officers’ noncompetition obligations will have a material impact on our ability to find and consummate a business combination.

Limitation on Pre-Existing Obligation Exception.  Notwithstanding the last bullet point in the preceding paragraph, Liberty Lane Partners has agreed that until the earlier of consummation of our business combination or 24 months (or 30 months if extended as provided herein) after the consummation of this offering, neither Liberty Lane Partners nor any of its portfolio companies will pursue any acquisition opportunity that would fall within the above-stated parameters applicable to our officers’ obligation to present those opportunities to us, unless the opportunity has first been presented to and declined by us; provided that the foregoing agreement does not apply to the acquisition of a company in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners. Consequently, during the applicable time period, neither Liberty Lane Partners nor any of its portfolio companies will pursue any acquisition opportunity involving the potential acquisition of a controlling interest (as defined above) in any company where the target is not publicly traded on a stock exchange or over-the-counter market and has an enterprise value of between $350 million and $1 billion, unless the opportunity has first been presented to and declined by our company. However, Liberty Lane Partners and its portfolio companies could pursue any such acquisition if it is pursuant to a competitive sale process or is an acquisition of a company in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners.

The current portfolio companies of Liberty Lane Partners are:

•	Prestolite Wire — a manufacturer and supplier of wiring and other products to the automotive, consumer appliance and other industries.

•	Mr. Gasket — a manufacturer and supplier of products to the automotive, marine, consumer appliance and other markets.

•	Sign Supply USA — a supplier of equipment, consumables, electronic and other supplies to the sign and electronic display markets.

•	East West Plastic and Electronic Products Corp. — a supplier of equipment, consumables, electronic and other supplies to the Canadian sign and electronic display market.

•	Emerson Ecologics — a supplier of nutritional and herbal supplements, medical supplies, veterinary and other products to the consumer, retail and professional markets.

Future Obligations Exception.  Other than as set forth above, none of our officers or directors (other than our independent directors) is subject to any pre-existing fiduciary or contractual obligations that would limit their obligation to present to us the acquisition opportunities described above. However, such obligation is also subject to their future fiduciary or contractual obligations. Therefore, after consummation of this offering, any of our officers or directors could become subject to contractual or fiduciary obligations that would take precedence over and limit such person’s obligation to present to us the acquisition opportunities described above.

Effects of Potential Conflicts of Interest.  Except as set forth above with respect to Liberty Lane Partners, to the extent that Messrs. Montrone, Meister and Clark become aware of acquisition opportunities that may be suitable for entities other than our company to which they have existing or future fiduciary or contractual obligations or they are presented with such opportunities solely in their capacities as fiduciaries to such entities, they may honor such obligations to such other entities. In addition, our officers and directors will not have any obligation to present us with any acquisition opportunity which does not fall within the parameters described above. For example, our officers and directors will not be required to present to us any opportunity to participate as a minority investor in a co-investment or similar basis with one or more other investors in a potential acquisition transaction. Except as set forth above with respect to Liberty Lane Partners, you should assume that to the extent any of our officers or directors becomes aware of an opportunity that may be suitable both for us and another entity to which such person has an existing or future fiduciary obligation or contractual obligation to present such opportunity as set forth above, he may first give the opportunity to such other entity or entities, and may give such opportunity to us only to the extent such other entity or entities reject or are unable to pursue such opportunity. In addition, you should assume that to the extent any of our officers or directors becomes aware of an acquisition opportunity that does not fall within the above parameters but that may otherwise be suitable for us, he may not present such opportunity to us. Our independent directors are under no obligation to present to us any acquisition opportunities of which they become aware, unless such opportunity was presented to such director solely in his capacity as a director of our company. An officer or director of a particular entity acts solely in his capacity as such in connection with an acquisition opportunity by (1) holding himself out to a potential target as an officer or director of that entity and in no other capacity, including his individual capacity or his capacity as an officer or director of another entity, and (2) being expressly offered such acquisition opportunity in writing by the potential target in his capacity as an officer or director of that entity and in no other capacity.

Certain Procedures Relating to Potential Conflicts of Interest.  In accordance with our related person transactions policy and Delaware law, our officers and directors will be required to disclose to us any interest they have in any potential transaction involving us. Based on such information as our board of directors deems appropriate, our board of directors will determine whether such interest would give rise to a conflict of interest. If our board of directors determines that one or more of our officers or directors has a conflict of interest with respect to an acquisition opportunity, disinterested members of our board of directors will determine whether or not to pursue such opportunity. If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, or initial stockholders, we would do so only if we obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority (“FINRA”) that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction and by our audit committee, which will be comprised of independent directors. If none of our directors is disinterested with respect to an opportunity, we will not pursue such business opportunity. In addition, the obligation of our officers and directors (other than our independent directors) to present to us certain opportunities does not impose a time limitation on our board of directors’ consideration of such opportunities; however, our board of directors may have limited time to consider such business opportunity pursuant to its terms or for other reasons. Furthermore, the terms on which a particular opportunity is presented to us may differ from those on which such business opportunity is presented to other entities. In making a determination of whether to pursue any opportunity presented to us, our board of directors may consider any factors and other information that it deems appropriate, including, for example, and not by way of limitation, the likelihood that the company could successfully negotiate the definitive terms of and consummate the potential transaction (including securing the necessary vote of our stockholders), the time and resources required to pursue such opportunity and the conditions to consummate a potential transaction, the costs (financial and other) of pursuing such opportunity, the potential availability of other attractive opportunities for the company, and the competitive environment prevailing with regard to the potential transaction (including the level of interest on the part of other potential acquirers).

Effecting a Business Combination

We will have until 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering to consummate a business combination. If we fail to do so, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the net proceeds held in the trust account described in this prospectus. This time period is longer than the time period that some other blank check companies have to effect a business combination. We believe that this longer time period may enhance our ability to locate and negotiate a business combination on more favorable terms, given that we will not be under the same time constraints as some of our competitors. In addition, the extension period, which requires that we first have a letter of intent, agreement in principle or definitive agreement in place with respect to a business combination, will provide us the flexibility to effectuate the logistics necessary to consummate a business combination over a longer period of time but does not give us the ability to merely continue looking during such period. We believe that the longer period, including the extension that is effectively available only for logistical purposes, strikes an appropriate balance between enabling us to hold the offering proceeds in trust for a slightly longer period of time while potentially enhancing our ability to consummate a business combination on more favorable terms.

Our business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of $10,500,000, or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. Except in limited cases involving the acquisition of an affiliated entity, the fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential revenues, earnings, cash flow and/or book value). If our board is not able to determine independently that the target business or businesses have a sufficient collective fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the FINRA with respect to the satisfaction of such criteria. We do not intend to otherwise seek or obtain any independent valuation of a target business or businesses, although our board of directors may determine to obtain such a valuation or fairness opinion in its sole discretion in connection with any proposed business combination.

We will not consummate a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. Whether we acquire all of or only a controlling interest in a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. Similarly, we may choose to exchange our equity securities for equity securities of another entity. There are no limitations on our ability to incur debt or issue or exchange securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of the company after our business combination.

Our executive offices are located at One Liberty Lane, Hampton, New Hampshire 03842, and our telephone number is (603) 929-2600.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 33 of this prospectus.

Securities offered	35,000,000 units, at a price of $10.00 per unit, each unit consisting of:

• one share of common stock, and

• one half (1/2) of one warrant

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants are expected to begin trading separately on the 35th day after the date of this prospectus, unless Goldman, Sachs & Co. determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K discussed below and having issued a press release announcing when such separate trading will begin.

The warrants will trade separately only in increments of one whole warrant, and holders separating units will receive only the number of whole warrants represented by their units. As a result, holders who separate an odd number of units will lose one half of one warrant in the process. Any remaining one half of one warrant held by a warrant holder at expiration of the warrants as described below will expire worthless. In order to realize the full value of their investment in units, holders of an odd number of units will need to purchase an additional unit prior to seeking separation.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and warrants trade separately until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the closing of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriter’s option to purchase additional units if the underwriter exercises its option prior to the filing of the Form 8-K. If the underwriter’s option to purchase additional units is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and closing of the underwriter’s option to purchase additional units. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Goldman, Sachs & Co. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.

The units will continue to trade along with the common stock and warrants after the common stock and warrants begin trading separately and until the warrants expire or are redeemed. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants. The transfer agent will typically charge approximately $75 for this transaction, and it would be up to the broker whether or not to pass this cost on to the holder requesting separation of the units.

Securities outstanding:[1]

Units:

Number outstanding before this offering	None

Number to be outstanding after this offering	35,000,000 units, all of which will have been sold in this offering, consisting of 35,000,000 shares of common stock and 17,500,000 warrants

Common stock:[2]

Number outstanding before this offering	2,838,000 shares

Number to be outstanding after this offering	37,838,000 shares

Warrants:[3]

Number outstanding before this offering	7,568,000 warrants: 3,784,000 warrants with an exercise price of $7.50 per share and 3,784,000 warrants with an exercise price of $10.00 per share

Number to be sold to our sponsor in private placement	3,500,000 warrants with an exercise price of $7.50 per share

Number to be outstanding after this offering and sale to our sponsor	28,568,000 warrants: 24,784,000 warrants with an exercise price of $7.50 per share and 3,784,000 warrants with an exercise price of $10.00 per share

(1) Assumes the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and an aggregate of 1,135,000 initial warrants have been forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders.
(2) Excludes an aggregate of 426,000 initial shares subject to forfeiture if the underwriter’s option to purchase additional units has not been exercised.
(3) Excludes an aggregate of 1,135,000 initial warrants, with an exercise price of $7.50 per share for 567,500 of the initial warrants and an exercise price of $10.00 per share for the remaining 567,500 of the initial warrants, subject to forfeiture if the underwriter’s option to purchase additional units has not been exercised.

Expiration	The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.

Exercisability	Each whole warrant will be exercisable for one share of common stock. Because each unit includes one half of one warrant, holders will need to have two units in order to have one warrant. Any remaining one half of one warrant held by a warrant holder at expiration of the warrants as described above will expire worthless. As a result, in order to realize the full value of their investment in units, holders of an odd number of units will need to purchase an additional unit prior to exercising the warrants included in their units.

Exercise price	$7.50 per share for each warrant sold in this offering.

Exercise period	The warrants offered in this offering will become exercisable on the later of:

• the completion of our business combination; and

• one year from the date of this prospectus;

provided, in each case, that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available.

We have agreed to use our commercially reasonable efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

On the exercise of any warrant, the warrant exercise price, if paid in cash, will be paid directly to us and not placed in the trust account.

Redemption	At any time while the warrants are exercisable, provided a registration statement covering the shares of common stock issuable upon exercise of the warrants sold as part of the units in this offering is effective and a current prospectus relating thereto is available throughout the period from the time of sending the notice of redemption to the redemption date, we may redeem the outstanding warrants (except as described below with respect to the initial warrants and the insider warrants):

• in whole and not in part,

• at a price of $0.01 per warrant,

• upon a minimum of 30-days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock on The NASDAQ Capital Market, or other national securities exchange on which our common stock may be traded, equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise its warrant prior to the scheduled redemption date. The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders adequate notice of redemption and a premium to the initial exercise price. However, the price of the common stock may fall below the $12.00 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis, although the public stockholders are not eligible to do so at their own option. In no other circumstances is a cashless exercise permitted. In the event management requires a cashless exercise in connection with a call for redemption, each holder would pay the exercise price by surrendering the warrants in exchange for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of the warrants. However, because fewer shares will be issued, this will have the effect of reducing the potential “upside” of the holders’ investment in our company if the value of our common stock subsequently increases. For example, if the fair market value of the common stock were $10.00, a holder of 100 warrants to purchase 100 shares of common stock would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: 100 shares x ($10.00 − $7.50), or 25 shares, rather than the 100 shares the holder would receive if it had paid in cash. If our stock price then increases to $12.00, the holder will have the additional $2.00 in value on 25 shares, or $50, rather than on 100 shares, or $200. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up or down to the nearest whole number of shares, with a half share being rounded up. Accordingly, if a holder were entitled to 25.2 shares, he would receive 25 shares, and if he were entitled to 25.7 shares, he would receive 26 shares.

The foregoing redemption provisions do not apply to the initial warrants or insider warrants, in each case for as long as such warrants are held by an initial stockholder or its permitted transferees. As a result, our initial stockholders or their permitted transferees could realize a larger gain on such warrants than our public warrant holders will receive on the warrants included in the units in the event we redeem the publicly held warrants.

Permitted transferees means (i) us, any of our officers, directors and employees, any affiliates or family members of such individuals, our sponsor, Liberty Lane Partners, any affiliates of ours, our sponsor, or Liberty Lane Partners and any officers, directors, members and employees of our sponsor, Liberty Lane Partners or such affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor, and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor; provided that any such transferees agree in writing to become subject to the same transfer restrictions as the initial stockholders.

The NASDAQ Capital Market symbols for our:

Units	• LLACU

Common Stock	• LLAC

Warrants	• LLACW

Initial stockholders’ investment; Initial shares and initial warrants	On March 14, 2008, our sponsor purchased an aggregate of 3,264,000 initial shares and 8,703,000 initial warrants for an aggregate purchase price of $25,000 in a private placement. On March 24, 2008, our sponsor entered into an agreement with each of our independent directors to sell to each such director, on or prior to March 31, 2008, 16,320 of its initial shares (or 48,960 in the aggregate) and 43,516 of its initial warrants (or 130,548 in the aggregate) for a purchase price of $125 (or $375 in the aggregate). See “Certain Transactions.”

The initial shares are identical to the shares of common stock included in the units being sold in this offering, except that the initial stockholders (1) have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving our business combination, (2) will not be able to exercise conversion rights with respect to the initial shares, (3) have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination, and (4) have agreed not to transfer, assign or sell any of the initial shares (subject to certain limited exceptions) until 180 days after we consummate a business combination, after which time they will be entitled to registration rights.

The initial warrants are identical to the warrants included in the units being sold in this offering, except that (1) 4,351,500 of the initial warrants have an exercise price of $7.50 per share and the remaining 4,351,500 of the initial warrants have an exercise price of $10.00 per share, (2) the initial warrants will not become exercisable until the last sales price of our common stock on The NASDAQ Capital Market, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.00 per share for any 20 trading days within any 30-trading day period beginning at least 30 days following the consummation of our business combination, (3) the initial warrants may be exercised by paying cash or on a cashless basis at the option of the initial stockholders, (4) the initial warrants will not be redeemable by us as long as they are held by an initial stockholder or its permitted transferees, (5) the initial warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (6) our initial stockholders will be subject to certain transfer restrictions with respect to the initial warrants (including the common stock issuable upon exercise of the initial warrants) until 180 days after the consummation of our business combination (after which time they will be entitled to registration rights).

If the underwriter does not exercise in full its option to purchase additional units within 30 days after the date of this prospectus, then an aggregate of up to 426,000 initial shares and an aggregate of up to 1,135,000 initial warrants will be forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders, to ensure that the number of initial shares owned by our initial stockholders after this offering will be equal to approximately 7.5% of the total number of shares of common stock outstanding after this offering and that the number of shares of common stock underlying the initial warrants owned by our initial stockholders after this offering will be equal to approximately 20% of the total number of shares of common stock outstanding after this offering. Any initial warrants redeemed in this manner will be divided equally between initial warrants with an exercise price of $7.50 per share and initial warrants with an exercise price of $10.00 per share.

Notwithstanding the foregoing, our initial stockholders will be permitted to transfer all or any portion of the initial shares,

initial warrants and insider warrants to their permitted transferees.

Insider warrants	In addition, our sponsor, pursuant to an agreement entered into on March 14, 2008, between us and our sponsor, has committed to purchase from us 3,500,000 warrants (or 4,025,000 warrants, if the underwriter exercises its option to purchase additional units in full), with an exercise price of $7.50 per share, for a purchase price of $1.00 per warrant (for a total purchase price of $3,500,000, or $4,025,000 if the underwriter exercises its option to purchase additional units in full). This purchase will take place on a private placement basis immediately prior to the closing of this offering. The insider warrants will be identical to the warrants included in the units being offered by this prospectus, except that (1) the insider warrants may be exercised by paying cash or on a cashless basis at the option of our sponsor, (2) the insider warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees, (3) the insider warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (4) our sponsor will be subject to certain transfer restrictions with respect to the insider warrants until 30 days after the consummation of our business combination (after which time our sponsor will be entitled to registration rights).

The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the purchase price of the insider warrants will become part of the distribution to our public stockholders and the insider warrants will expire worthless.

Registration rights	Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the initial shares, the initial warrants, the insider warrants, shares of common stock underlying the initial warrants and the insider warrants, and any units (and shares, warrants and shares underlying such warrants) sold in this offering, granting them and their permitted transferees certain demand and “piggy-back” registration rights. Any such registration rights would not become exercisable until the expiration of any lock-up period relating to such securities. We will bear certain expenses incurred in connection with the exercise of such registration rights.

Offering proceeds and insider warrant private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation	We estimate that approximately $340,950,000, or approximately $9.74 per unit (approximately $392,400,000, or approximately $9.75 per unit, if the underwriter’s option to purchase additional units is exercised in full), of the net proceeds of this offering and the private placement of the insider warrants will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount to be held in trust includes $3,500,000 from the private placement of the insider warrants and $10,500,000 of underwriting discounts and commissions payable to the underwriter in the offering that are being deferred, or $4,025,000 from the private placement of the insider warrants and $12,075,000 of deferred underwriting discounts and commissions if the underwriter’s option to purchase additional units is exercised in full.

The proceeds in the trust account will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation; provided, however, that, to the extent the funds in the trust account earn interest or we are deemed to have earned income thereon, (i) we will be permitted to seek disbursements from the trust account to pay any income or other tax obligations related thereto, (ii) we will be permitted to seek disbursements of net interest income up to an aggregate of $5,000,000 for working capital purposes, and (iii) up to an additional $100,000 for costs and expenses of liquidation may be released to us. In addition, expenses incurred by us may be paid prior to a business combination from the net proceeds of this offering not held in the trust account (initially, approximately $1,000,000).

Unless and until a business combination is consummated, the remaining proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target acquisition and the negotiation of an agreement to acquire a target business or businesses.

The underwriter has agreed to defer a portion of its underwriting discount, equal to 3.0% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriter out of the trust account. The underwriter will not be entitled to any interest accrued on the deferred discount. In addition, such amount payable to the underwriter will be reduced by $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination.

In the event we dissolve prior to the consummation of a business combination, the underwriter has agreed to waive its rights to the $10,500,000 (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account and such deferred underwriting fees will be distributed to our public stockholders on a pro rata basis upon our liquidation.

Anticipated expenses and funding sources	We believe that, following the closing of this offering, the $1,000,000 of net proceeds not held in the trust account, plus up to $5,000,000 of interest earned on the trust account balance that may be released to us, as well as amounts necessary to pay our tax obligations, will be sufficient to allow us to operate for the next 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated).

Over this time period, we will be using these funds for working capital purposes, including identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire, and structuring, negotiating and consummating a business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses, and, therefore, could result in our liquidation.

We anticipate that we will incur approximately:

• $3,500,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations by our officers and directors or others in connection with structuring and negotiating a business combination;

• $400,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

• up to $300,000 for the administrative fee payable to Liberty Lane Partners ($10,000 per month for up to 30 months); and

• $1,800,000 in general working capital and other expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses.

Limited payments to insiders	There will be no fees or other cash payments paid by us to our initial stockholders or our officers or directors or any of their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than the following and those approved by our audit committee as provided below, all of which will be paid out of the funds released to us as described above:

• repayment of the $250,000 note made by our sponsor, which accrues interest at a rate of 2.5% per annum;

• payment of $10,000 per month to Liberty Lane Partners for certain administrative services, commencing on the date of this prospectus and ending on the earlier of our consummation of our business combination or our liquidation; and

• reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Except as listed above, our audit committee will review and approve any other reimbursements, payments and fees paid to our initial stockholders, officers or directors, or any of their affiliates, in excess of $300,000 in the aggregate in any fiscal quarter, and any such reimbursements, payments or fees paid to members of our audit committee will be reviewed and approved by our board of directors, with any interested director or directors abstaining from such review and approval. In the event Liberty Lane Partners were to assist us with locating a target business or businesses, we may pay it a fee for doing so with the approval of our audit committee.

All amounts held in the trust account that are not paid to converting stockholders as a result of their shares being converted to cash, released to us in the form of interest income or payable to the underwriter for deferred discounts and commissions will be released to us on closing of our business combination.
All amounts held in the trust account that are not (1) distributed to public stockholders who exercise conversion rights (as described below), (2) released to us as interest income, or (3) used to pay any income taxes on the interest earned on the funds held in the trust account, will be released to us upon the consummation of our business combination.

We will use a portion of these funds released to us to pay the underwriter its deferred underwriting discounts and commissions that are equal to 3.0% of the gross proceeds of this offering, or $10,500,000 (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full), reduced by $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. We may apply cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

Amended and restated certificate of incorporation	As discussed below, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination without the affirmative vote of all of our stockholders, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. Although we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions, which will be contained in our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions. Under Delaware law, the other provisions of our amended and restated certificate of incorporation may be amended only with the affirmative vote of a majority in voting power of the outstanding shares entitled to vote.

Our amended and restated certificate of incorporation will also provide that if we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of income taxes payable on such interest, net of interest earned on the trust account balance of up to $5,000,000 previously released to us to fund our working capital requirements and net of up to $100,000 for costs and expenses of liquidation and (ii) all deferred underwriting discounts and commissions plus any remaining assets.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, including any interest, and any other net assets remaining available for distribution to them after payment of our liabilities. Our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

We view this provision requiring us to dissolve as promptly as practicable if we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time.

Stockholders must approve business combination	Our amended and restated certificate of incorporation will provide that we must seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In addition, if within 90 days before the expiration of the 24- or 30-month period from the consummation of this offering, as the case may be, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for our dissolution and our board’s recommended plan of distribution in the event neither such business combination nor any other business combination is consummated during such period.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our initial stockholders has agreed that if it acquires shares of common stock in or following this offering, it will vote all such acquired shares in favor of our business combination. Therefore, additional purchases of shares of common stock by our initial stockholders will likely allow them to exert additional influence over the approval of our business combination.

We will proceed with a business combination only if (1) a majority of the shares of common stock voted by public stockholders are voted in favor of the business combination (which includes the votes relating to any shares of common stock purchased by our initial stockholders in this offering or in the open market) and (2) conversion rights have been exercised with respect to less than 35% of the shares sold in this offering. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to 35% less one share of the common stock sold in this offering may exercise their conversion rights and the business combination will still go forward. This provision of our amended and restated certificate of incorporation may not be amended without the affirmative vote of all of our stockholders.

Our threshold for conversion rights has been established at 35%, although a lower threshold has been used in other offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. However, the 35% threshold entails certain risks described under the heading, “Risk Factors — The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.”

Following the consummation of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, the rules and regulations of an exchange upon which our securities are listed, or other applicable law, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conditions to consummating our business combination	Our business combination must occur with one or more target businesses that have a collective fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such business combination. We will not consummate a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. Similarly, we may choose to exchange our equity securities for equity securities of another entity. There are no limitations on our ability to incur debt or issue or exchange securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of the company after our business combination.

Conversion rights for stockholders voting to reject our business combination	If our business combination is approved and consummated, public stockholders voting against our business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriting discount, net of (1) interest amounts previously released to us, up to a maximum of $5,000,000, and (2) income taxes payable on the interest income earned on the trust account (calculated as of two business days prior to the consummation of the proposed business combination).

Our initial stockholders will not have conversion rights with respect to the initial shares and, because each of them has agreed that if it acquires shares of common stock in or following this offering it will vote all such acquired shares in favor of our business combination, they will not be able to exercise conversion rights with respect to any such acquired shares.

Notwithstanding the foregoing, a public stockholder, together with any of its affiliates or any other person with whom it is acting in concert or as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. The members of such group of public stockholders would still be entitled to vote against a proposed business combination with respect to all shares owned by them, but only an amount of shares equal to 10% of the shares sold in this offering may be converted by such holders in the aggregate, calculated on a pro rata basis among such holders. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote is held to approve our business combination and discourage an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us, our management or our initial stockholders at a premium to the then current market price. By eliminating any stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our business combination, the business combination is approved and completed, and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed business combination that will require physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the business combination. We will mail the proxy statement relating to the proposed business combination to stockholders of record at least 10 business days prior to the stockholders meeting. Stockholders will be able to seek to exercise their conversion rights from the time they receive the proxy statement until the business day prior to the date of the stockholders meeting.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for such stockholder to deliver its certificate to verify ownership. As a result, the stockholder then had a period of time after the consummation of the business combination during which the stockholder could monitor the price of the company’s stock in the market, and the stockholder effectively had an option to sell its shares to the company during this time. Additionally, if the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. As a result, the conversion rights to which stockholders were aware they needed to commit before the stockholders meeting, would effectively become an option to sell shares to the company at the conversion price, with such option surviving past the consummation of the business combination until the converting stockholder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved.

Any request for conversion (and related tender of shares), once made, may be withdrawn at any time prior to the date of the meeting.

If a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target or the same target until 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering. If our business combination is not approved or completed for any reason, then public stockholders voting against our business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, as described above. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Persons who purchase common stock in the open market at a price in excess of the per-share liquidation value of the amounts held in the trust account, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original purchase price.

Public stockholders who cause us to convert their common stock into a pro rata share of the trust account described above will be paid their total conversion price as promptly as practicable after consummation of a business combination and will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $137,339,990 (assuming the underwriter’s option to purchase additional units is exercised in full and the maximum of 35% less one share of the eligible shares of common stock are converted) plus a pro rata portion of any net interest retained in the trust account. The initial per-share conversion price is approximately $9.74 per share (or approximately $9.75 per share if the underwriter exercises its option to purchase additional units in full).

Liquidation if no business combination	If we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering, pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our amended and restated certificate of incorporation and applicable provisions of the Delaware General Corporation Law, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of income taxes payable on such interest, net of interest earned on the trust account balance of up to $5,000,000 previously released to us to fund our working capital requirements and net of up to $100,000 for costs and expenses of liquidation; and (ii) all deferred underwriting discounts and commissions plus any remaining assets.

We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such 24- or 30-month time period, as applicable, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that, to the fullest extent permitted by law, our board of directors and our officers shall take all such action necessary for our dissolution and liquidation as promptly as practicable, including (but not limited to) the adoption of a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for any such plan of distribution (if not already sought in conjunction with a stockholder vote on our business combination), and our initial stockholders have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.

If we liquidate, the per-share distribution from the trust account may be less than $9.74, plus interest then held in the trust account, for the following reasons:

• Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

• Although we will seek to have all third parties such as vendors, service providers and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Liberty Lane Partners has agreed to be liable to us if and to the extent any claims by a vendor or a service provider for services rendered or products sold to us or by a prospective target business reduce the  amounts in the trust account available for distribution to our stockholders in the event of liquidation, except (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriter against certain liabilities, including liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, Liberty Lane Partners will only be liable to the extent necessary to ensure that public stockholders receive no less than $9.74 per share upon liquidation.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. In addition, the underwriter has agreed to waive its right to $10,500,000 (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account and such deferred underwriting fees will be distributed to our public stockholders. In addition, up to $100,000 of the interest income of the trust may be released to us to pay the costs and expenses of liquidation.

No inducement to vote	We and our sponsor have agreed not to, and not to permit any of our or its respective affiliates that we or it controls to, pay or cause to be paid any consideration to or for the benefit of any public stockholder for the purpose of inducing such stockholder to vote for approval of our business combination (including payments of money, transfers of securities or purchases of securities) unless such consideration inures on an equal basis to the benefit of all stockholders who do not convert their shares in connection with the stockholder vote to approve our business combination. The foregoing agreement will not prohibit purchases of our securities on the open market at prevailing prices at any time.

Audit Committee to monitor compliance	Prior to the consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as stand-alone public entities. We intend to utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more companies. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. Our belief may not be correct, we may not be able to identify acquisition candidates successfully, we may not be able to obtain any necessary financing and we may not be able to consummate a transaction with one or more operating companies. Please see the section of this prospectus entitled “Underwriting” for a description of how the initial public offering price of the units and the terms of the warrants were negotiated between our company and the underwriter.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. Our only source of income following this offering, and until we complete a business combination, will be from interest generated from our trust investments. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 of the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 33 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of March 14, 2008
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital/(deficiency)	$(296,000)	$335,149,000
Total assets	595,000	341,974,000
Total liabilities	571,000	6,825,000
Value of common stock which may be converted to cash	—	119,332,490
Stockholders’ equity(2)	24,000	215,816,510

(1)	The “as adjusted” information gives effect to (i) the sale of the units in this offering, including the application of the proceeds, the receipt of $3,500,000 from the sale of the insider warrants and the payment of the estimated expenses related to this offering and (ii) the repayment of a loan in the aggregate principal amount of $250,000 made by our sponsor prior to the consummation of this offering. The “as adjusted” working capital and “as adjusted” total assets include $10,500,000 being held in the trust account representing deferred underwriting discounts and commissions payable to the underwriter in this offering if we consummate a business combination, which amount is subject to a reduction of $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination.

(2)	If the business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights, up to one share less than 35% of the aggregate number of shares of common stock sold in this offering (12,249,999 shares) would be entitled to receive approximately $9.74 per share (plus a portion of both interest income earned on the trust account and the deferred underwriting discount, but net of (i) income or other tax obligations payable on such interest and (ii) up to $5,000,000 of interest income released to us to fund our working capital and expenses). However, the ability of stockholders to receive $9.74 per share is subject to any valid claims by our creditors not covered by amounts held in our trust account or the indemnity provided by our sponsor.

The “as adjusted” working capital and “as adjusted” total assets amounts include the $340,950,000 held in the trust account, which will be available to us only upon the consummation of a business combination within 24 months from the date of this prospectus (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period, and such business combination has not yet been consummated). This amount includes $10,500,000 of deferred underwriting discounts and commissions payable to the underwriter in the offering only if we consummate a business combination, which amount is subject to a reduction of $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination. If our business combination is not consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest income on the trust account, but net of (i) taxes previously paid or payable thereon, (ii) up to $5,000,000 previously released to us to fund our working capital and expense requirements, and (iii) $100,000 for costs and expenses of liquidation will be distributed to our public stockholders as part of our liquidation. Our initial stockholders have agreed to waive their rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them immediately prior to this offering, including the shares of common stock underlying the insider warrants.

We will not proceed with a business combination if public stockholders owning 35% or more of our shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to one share less than 35% of the shares of common stock sold in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to redeem for cash from the trust account up to approximately 12,249,999 shares of common stock, at an initial per-share redemption price of approximately $9.74 (plus a portion of both interest income earned on the trust account and the deferred underwriting discount, but net of (i) income or other tax obligations payable on such interest, and (ii) up to $5,000,000 of interest income released to us to fund our working capital and expenses).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occurs, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are currently unable to ascertain the merits or risks of the industry or business in which we may ultimately operate.

Because we have not yet identified a particular industry or a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, we may be affected by numerous risks inherent in the business operations of such entity. Although our management will evaluate the risks inherent in a particular target business, they may not properly ascertain or assess all of the significant risk factors inherent in a particular industry or target business. An investment in our units may ultimately prove to be less favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a collective fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), and other limitations as set forth in this prospectus, we will have virtually unrestricted flexibility in identifying and selecting a particular industry in which we may operate or prospective acquisition candidates.

Our sponsor paid an aggregate of $25,000 for its initial shares and initial warrants issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

In connection with our formation, we issued to our sponsor 3,264,000 initial shares and 8,703,000 initial warrants for an aggregate purchase price of $25,000 (of which up to 426,000 initial shares and 1,135,000 initial warrants are subject to forfeiture and cancellation without any payment to our sponsor in the event that the underwriter does not exercise its option to acquire additional units in full). The sale of these securities will cause dilution to investors in this offering. The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired the initial securities at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 15.7% or $1.57 per share (the difference between the pro forma net tangible book value per share of $8.43, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of our business combination. Additionally, to the extent that warrants are exercised at a time when our common stock is trading at a price in excess of the warrant exercise price, there will be dilution to the holders of our common stock at that time.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. If we expend all of the $1,000,000 in proceeds from this offering not held in trust and interest income earned of up to

$5,000,000 (net of income taxes on such interest) on the balance of the trust account that may be released to us to fund our working capital requirements in seeking a business combination, but fail to complete such a combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate our assets.

Our amended and restated certificate of incorporation will provide that we have 24 months after the consummation of this offering (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) in which to complete a business combination. If we fail to do so, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the net proceeds held in the trust account described in this prospectus. The foregoing requirements will be set forth in our amended and restated certificate of incorporation and may not be amended without the affirmative vote of all of our stockholders. We may not be able to find suitable target businesses within the required time frame. We may not receive the access to acquisition opportunities that we expect and, even if we do, we may not find opportunities suitable for our objectives. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business or businesses.

The requirement that we consummate a business combination within 24 months (or 30 months if extended as described in this prospectus) after consummation of this offering may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months after the consummation of this offering (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business. This risk will increase as we get closer to the time limit referenced above.

Our officers and directors will allocate some of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to identify and consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to appoint any other officers, or to have any full time employees, prior to the consummation of a business combination. Our current executive officers are engaged in several other business endeavors, including businesses that compete with ours (none of which are blank check companies), and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to identify and consummate a business combination. These conflicts may not be resolved in our favor.

Our officers and directors may have conflicts of interest in determining whether to present business opportunities to us or another entity with which they are, or may become, affiliated. None of our officers and directors is obligated to provide us with first review of any business opportunity below $350 million or above $1 billion.

In the course of their other business activities, our officers and directors may become aware of acquisition opportunities that may be appropriate for presentation to our company as well as other entities with which they are or may become affiliated. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may arise not only with respect to pre-existing fiduciary or contractual obligations but also with respect to future fiduciary or contractual obligations of our officers and directors. Therefore, after consummation of this offering, any of our officers or directors could become subject to contractual or fiduciary obligations that would take precedence over and limit such person’s obligations to us. Accordingly, the extent of these conflicts cannot be quantified.

In order to minimize potential conflicts of interest relating to acquisition opportunities that may arise from their multiple affiliations, each of our officers and directors (other than our independent directors) has agreed that, until the earliest of the consummation of our business combination, 24 months (or 30 months, if extended as provided in this prospectus) from the consummation of this offering, and such time as he ceases to be an officer or director of our company, he must present to our company for our consideration, prior to presentation to any other entity, any opportunity involving the potential acquisition (other than in a competitive sale process) by our company of a controlling interest (whereby our company would acquire the ability to exercise control over the management and operations of the target company) where the target is not publicly traded on a stock exchange or over-the-counter market and has an enterprise value of between $350 million and $1 billion. This agreement is subject to any existing or future fiduciary duties or contractual obligations our officers and directors may have from time to time to any entity other than Liberty Lane Partners (except with respect to an acquisition of a company in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners). Accordingly, these officers and directors will not have any obligation to present us with any acquisition opportunity that does not fall within the parameters described above. In addition, our independent directors will have no obligation to present any business opportunity to us, unless it is presented to them solely in their capacity as a director of our company. As a result, there may be business opportunities that are otherwise suitable for our company that are not presented to us and may be presented to and completed by Liberty Lane Partners or any other entity with which any of our officers or directors is, or may become, affiliated, which may adversely affect our ability to complete our business combination.

Each of our officers has a contractual obligation to present to Liberty Lane Partners any opportunities that could be taken by Liberty Lane Partners or its affiliates. Although Liberty Lane Partners has agreed that, until the earlier of consummation of our business combination and 24 months (or 30 months, if extended as provided in this prospectus) from the consummation of this offering, it will not pursue any opportunity involving the potential acquisition of a controlling interest in any company (other than a company being sold in a competitive process or that is in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners) whereby it would acquire the ability to exercise control where the target is not publicly traded on a stock exchange or over-the-counter market and has an enterprise value of between $350 million and $1 billion, unless the opportunity has first been presented to and declined by us, our officers will continue to have an obligation to present to Liberty Lane Partners such acquisition opportunities with respect to a competitive sale process or an acquisition of a company in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners. See “Management — Conflicts of Interest” for a description of the existing portfolio companies of Liberty Lane Partners. In addition, Mr. Meister is a director of each of M & F Worldwide Corp. and LKQ CorporationTM and, in such capacity, has fiduciary obligations to each such entity.

To the extent that our officers and directors identify business combination opportunities that may be suitable for entities to which they have pre-existing or future fiduciary or contractual obligations, or are presented with such opportunities solely in their capacities as fiduciaries to such entities, they may honor their fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities. An officer or director of a particular entity acts solely in his capacity as such in connection with an acquisition opportunity by (1) holding himself out to a potential target as an officer or director of that entity and in no other capacity, including his individual capacity or his capacity as an officer or director of another entity, and (2) being expressly offered such acquisition opportunity in writing by the potential target in his capacity as an officer or director of that entity and in no other capacity.

For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, please see the sections of this prospectus entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest” and “Certain Transactions.”

Certain of our officers have agreements with other entities not to compete in certain businesses.

In connection with their prior employment with Fisher Scientific, each of Messrs. Montrone and Meister has agreed not to compete in the scientific and clinical laboratory research distribution business in the United States until November 2009 with respect to Mr. Montrone and until April 2010 with respect to Mr. Meister. In addition, pursuant to a noncompetition clause entered into in connection with his prior employment with Fisher Scientific, until November 2008, Mr. Clark may not compete with any business of Fisher Scientific in the United States and each of the other approximately 145 countries in which Fisher Scientific had distributed products during the last two years of Mr. Clark’s employment. Fisher Scientific offered various products and services to customers in the scientific research and clinical laboratory markets. For a more detailed description of Fisher Scientific’s business, please see the section of this prospectus entitled “Management — Conflicts of Interest.” As a result, these agreements may have the effect of diminishing our ability to complete a business combination in the required time frame.

We have longer than some other blank check companies to effect a business combination.

The period of time we have to complete a business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete a business combination, and some other special purpose acquisition companies some of which have 18 to 24 months to complete a business combination. As a result, (i) the proceeds of this offering may remain in trust for a longer period of time; (ii) we may take longer to complete our business combination; and (iii) if we are unable to consummate a business combination, holders of our common stock will have to wait a longer period for us to liquidate and distribute the net proceeds of the trust account to them. You should assume that we will avail ourselves of the full 30-month period.

Because of our limited resources and structure, we may not be able to compete effectively to consummate an attractive business combination.

We expect to encounter intense competition from other entities, including investment vehicles having a business objective similar to ours, as well as venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Although we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses or our stockholders. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to consummate a business combination with a target business or businesses within the prescribed time periods, we will be forced to liquidate.

Because we may acquire less than a majority of the voting equity interests in a target business, we could be adversely affected by our lack of sole decision-making authority.

Although we intend to structure our business combination in such a way that we will acquire a controlling interest in a target business, we may acquire less than a majority of the voting equity interests in a target business. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business. Other holders of voting interests may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions with respect to the target business that are contrary to our policies or objectives. We could be subject to the risk that the target business may make business, financial or management decisions with which we do not agree. In addition, disputes between us and other holders of voting interests may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, our ability to acquire less than a majority of the voting equity interests in a target business and could have an adverse affect on our ability to successfully operate the acquired business.

We may seek investment opportunities in industries that may be outside of our management team’s main areas of expertise.

Our management team’s main areas of expertise are in the healthcare and distribution industries. We expect that our management will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, acquisition candidates in one or more industries in addition to the broader healthcare and distribution industries. Our management team’s expertise in the healthcare and distribution industries may not be directly applicable to the evaluation or operation of investments in businesses in other industries. Although our management team will endeavor to evaluate the risks inherent in any particular business combination candidate, they may not adequately ascertain or assess all of the significant risk factors. As a result, we could acquire a business in an industry outside of our management’s main areas of expertise on less favorable terms than a business within their area of expertise. In addition, such business may have more unidentified risks and our management may have more difficulties operating such business than one within their area of expertise.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share, and our warrants will expire worthless.

Approximately $11,550,000 (or $13,125,000 if the underwriter’s option to purchase additional units is exercised in full) of the gross proceeds of this offering and the sale of the insider warrants will be used to pay a portion of the underwriting discounts and commissions as well as filing, listing, legal, accounting and other fees and expenses associated with this offering. In addition, (i) $1,000,000 of the gross proceeds of this offering will be held outside the trust for our operational needs, (ii) up to $5,000,000 of the interest income of the trust may be released to us to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements and expenses, (iii) any additional amounts of interest income may be released to us to pay our income or other tax obligations, and (iv) if necessary, up to an additional $100,000 may be released to us for costs and expenses of our liquidation. If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be approximately $9.74 per share because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination, unless interest income or other gains in the trust account serve to increase such amount. In addition, this amount is less than the expected per-share liquidation distribution of many other blank check companies. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we do not consummate a business combination and are required to dissolve and liquidate, payments from the trust account to our public stockholders may be delayed.

We have 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto, and only then in cases where investors have voted against such business combination and sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We currently believe that any dissolution and plan of distribution in connection with the expiration of the 24- or 30-month deadline, as applicable, would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations that will be described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders (if not already sought in conjunction with a stockholder vote on our business combination); at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

However, if within 90 days before the expiration of the 24- or 30-month period from the consummation of this offering, as the case may be, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for our dissolution and our board’s recommended plan of distribution in the event neither such business combination nor any other business combination is consummated during such period.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a redemption or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business or businesses, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business or businesses, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. Recently, the global financial markets have experienced declining equity valuations and disruptions in the credit markets due to liquidity imbalances and repricing of risk. These factors have and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders, including our sponsor, is required to provide any financing to us in connection with or after a business combination.

You will not be entitled to protections afforded to investors in blank check companies that are subject to Rule 419.

Because the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because our securities will be listed on The NASDAQ Capital Market, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

As a result of our business combination, we may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. If, during our diligence process, we fail to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. These charges may also occur if we are not successful in integrating and managing the operations of the target business with which we combine. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing.

If the net proceeds of this offering not being held in trust and any funds available to us from interest earned on the trust account are insufficient to allow us to operate for at least the next 24 months (or 30 months if extended as described in this prospectus), we may be unable to complete a business combination.

We believe that, following the closing of this offering, the $1,000,000 of funds available to us outside of the trust account, plus the $5,000,000 of interest earned on the funds held in the trust account that may be available to us in addition to amounts we may withdraw to satisfy tax liabilities, will be sufficient to allow us to operate for at least the next 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated), assuming that a business combination is not consummated during that time. However, actual operating expenses could differ materially from our estimates. We could use a portion of the funds available to us to pay commitment fees for financing or fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. We could also enter into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise). In any such case, if our actual operating expenses exceed amounts available to us, we would not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business and may be unable to complete our business combination. In such event we would be forced to liquidate.

A decline in interest rates applicable to amounts included in the trust account could limit the amount available to fund our search for one or more target businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our business combination.

Of the net proceeds of this offering, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our business combination, as well as to pay any tax obligations that we may owe. Although we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds from, or issue additional equity to, our sponsor to operate or may be forced to liquidate. Our sponsor is under no obligation to advance funds or purchase equity in such circumstances and we have no current intention to borrow from, or issue equity securities to, our sponsor. As a result, we may be unable to complete our business combination and would be forced to liquidate.

We may in the future hire consultants or advisors on a contingent basis, who would only receive payment in the event a business combination occurred and, therefore, they might be viewed as having an interest in such business combination occurring.

We may in the future hire consultants or advisors to assist us with our search for a target business or businesses or otherwise advise us in connection with our business combination and any compensation payable to such persons may be contingent upon the closing of our business combination. As a result, such consultants and advisors who provide advice to us would only receive compensation if a business combination occurred and therefore they might be viewed as having an interest in such business combination occurring that is different from, or conflicts with, the interests of our public stockholders.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.74 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may also decline to uphold the validity of such agreements. Accordingly, the proceeds held in trust may be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.74 due to such claims.

Pursuant to a letter agreement to be entered into by Liberty Lane Partners, our sponsor, the underwriter and us prior to the closing of this offering, Liberty Lane Partners has agreed that it will be liable to us to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses or vendors or service providers that are owed money by us for services rendered or contracted for or products sold to us, but only if such entities have not waived any claims they have against the trust account. Liberty Lane Partners will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who execute a waiver even if the waiver is subsequently found to be invalid or unenforceable. Liberty Lane Partners’ indemnification also does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In addition, Liberty Lane Partners is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $9.74 per share upon liquidation of the trust. Moreover, Liberty Lane Partners may not be able to satisfy its indemnification obligations. Accordingly, the proceeds held in trust may be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.74 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $9.74 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them, and stockholders’ liability to third parties could extend indefinitely because we do not intend to comply with the liquidation procedures set forth in Section 280 of the Delaware General Corporation Law.

If we are unable to complete a business combination within 24 months (or 30 months if extended as described in this prospectus) from the consummation of this offering, we will be required to limit our activities to winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. We do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law, which prescribes various procedures by which stockholder liability may be limited. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will reasonably provide for our payment, based on facts known to us at such time, of all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for the claims of any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, we may not properly assess all claims that may be potentially brought against us. If our plan of distribution complies with Section 281(b), any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. A plan of distribution in compliance with Section 281(b), however, does not bar stockholder liability for claims brought in a proceeding after the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). As such, our stockholders potentially could be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to such third parties by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the open market) as promptly as practicable after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or acted in bad faith, thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, or such exercise may not be registered, qualified or deemed exempt under the securities laws of the state of residence of the holder, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise.

We expect that stand-alone acquired company and pro forma combined financial statements will be required in connection with our business combination as well as for any significant subsequent business combinations or significant acquisitions. In connection with any such combination or other acquisition, we may be unable to maintain a current prospectus because stand-alone acquired company and/or pro forma combined financial statements may not be available on an immediate or timely basis.

In addition, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

If the prospectus relating to the common stock issuable upon the exercise of the warrants sold in this offering is not current or the exercise of such warrants is not registered, qualified or exempt under the laws of the state of residence of the holder or prospective holder, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless.

Because each unit includes only one half of one warrant, the units may be worth less than units of blank check companies that include one whole warrant in each unit.

Each unit includes one share of common stock and one half of one warrant. This is different from other offerings similar to ours whose units include one share of common stock and one whole warrant. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants and make us a more attractive merger partner for target businesses. This unit structure may cause our units to be worth less than if each unit included one whole warrant. In addition, because warrants may be separated, traded and exercised only in increments of one whole warrant, holders will need to purchase two units in order to separate, trade or exercise one whole warrant. Upon expiration of the warrants as described herein, any remaining warrants (including any one half of one warrant held as part of a unit) will expire worthless.

If we redeem the warrants sold in this offering, the insider warrants and the initial warrants, which are non-redeemable while held by our initial stockholders and their permitted transferees, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants sold in this offering may be called for redemption at any time while (i) the warrants are exercisable, (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and (iii) a current prospectus relating thereto is available throughout the period from the time of sending the notice of redemption to the redemption date:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30-days’ prior written notice of redemption; and

•	if, and only if, the last sales price of our common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

As a result of the insider warrants and the initial warrants not being subject to the redemption features that our publicly held warrants are subject to while such warrants are held by our initial stockholders and their permitted transferees, our initial stockholders or their permitted transferees could realize a larger gain on such warrants than our public warrant holders will receive on the warrants included in the units in the event we redeem the publicly held warrants.

Most warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

The requirement that certain provisions of our amended and restated certificate of incorporation may not be amended without the unanimous consent of our stockholders may not be enforceable.

We view the provisions of our amended and restated certificate of incorporation requiring us (i) to seek stockholder approval of a business combination, (ii) to allow our stockholders to seek conversion of their shares if they do not approve of a business combination, and (iii) to dissolve as promptly as practicable and liquidate if we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated), as discussed elsewhere in this prospectus, to be obligations to our stockholders, and we presume that investors will make an investment decision relying, at least in part, on these provisions. Our amended and restated certificate of incorporation will require that prior to the consummation of our business combination, we obtain the consent of all of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection afforded to our stockholders.

We generally will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless our board of directors is unable to determine independently the fair market value.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow and/or book value). If our board is not able to determine independently that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. Except in limited cases involving the acquisition of an affiliated entity, we will not be required to obtain an opinion from an investment banking firm as to the sufficiency of the fair market value of the target business if our board of directors determines independently that the target business complies with the 80% threshold. The lack of a fairness opinion may increase the risk that a proposed target business may be improperly valued.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with members of our management team, conflicts of interest could arise.

Members of our management team either currently have, or may in the future have, affiliations with companies that we may seek to acquire. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA that a business combination with an affiliated entity is fair to our stockholders from a financial point of view and to have any such transaction approved by a majority of our directors who do not have an interest in such transaction and our audit committee, which is comprised of independent directors, our management team may have interests that differ from those of our public stockholders in considering such a transaction. As a result, potential conflicts of interest may arise. See “Management — Conflicts of Interest.”

We may issue shares of our capital stock or debt securities, which would reduce the equity interest of our stockholders and could cause a change in control of our ownership.

Our amended and restated certificate of incorporation will authorize the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriter’s option to purchase additional units), there will be 162,162,000 authorized but unissued shares of our common stock available for issuance, of which 28,568,000 shares have been reserved for issuance upon the full exercise of our outstanding warrants, and all of the 1,000,000 shares of preferred stock will be available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination or to raise additional capital for operating expenses. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Resources could be expended in considering or evaluating potential acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that 35% or more of our public stockholders vote against the business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our chief executive officer, Mr. Paul M. Meister. We believe that our success depends on the continued service of Mr. Meister, at least until we have consummated a business combination. However, Mr. Meister may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Mr. Meister’s other business activities include serving as Chief Executive Officer of Liberty Lane Partners LLC, a private management and investment company, as President of Latona Associates, a private investment company, and as director and audit committee member of M & F Worldwide Corp., a diversified products and services company, and of LKQ Corporationtm, a provider of automotive aftermarket collision replacement products as well as recycled and refurbished automotive replacement products. Mr. Meister also serves on the boards of a number of non-profit organizations as well as private companies related to his Liberty Lane Partners activities. We expect Mr. Meister will devote as much of his time as he deems necessary to our business prior to the consummation of our business combination. Mr. Meister may not be able to devote sufficient time, effort or attention to us when we need it. The amount of time that Mr. Meister will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process. In addition, we do not have any agreement with Mr. Meister obligating him to devote any specific number of hours to our affairs. Although Mr. Meister is expected to beneficially hold initial shares and initial warrants after the offering, such holdings are significantly smaller than are typical for the founders of many other blank check companies and as such may not provide Mr. Meister with sufficient incentives to continue his role at the company. In addition, we do not have key-man insurance on the lives of any of our officers. The unexpected loss of the services of any of our officers could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Although we intend to assess any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to our failure to comply with legal and/or regulatory requirements which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business or businesses in connection with a particular business combination or may be required to resign in connection therewith. As a result, conflicts of interest may arise in considering a potential business combination.

Our key personnel may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. Alternatively, a target business may require the resignations of certain of our officers and directors as a condition to consummating a business combination. As a result, such individuals may have interests that differ from those of our public stockholders in considering a potential business combination, and conflicts of interest may arise.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to conflicts of interest in considering a business combination.

Unless we consummate our business combination, none of our sponsor, officers or directors will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $5,000,000 that may be released to us for our working capital requirements and expenses. We do not have a policy that prohibits our sponsor, officers or directors from negotiating for the reimbursement of such expenses by a target business. As a result, our sponsor, officers or directors may have interests that differ from those of our public stockholders in considering a potential business combination, and conflicts of interest may arise.

Our initial stockholders own shares of common stock and warrants received prior to or concurrently with this offering. These shares of common stock and warrants will not participate in liquidation distributions and, therefore, our initial stockholders may have a conflict of interest in considering a business combination.

Our initial stockholders have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the initial shares as well as the initial warrants and insider warrants will be worthless if we do not consummate a business combination. As a result, our initial stockholders may have interests that differ from those of our public stockholders in considering a potential business combination, and conflicts of interest may arise.

The NASDAQ Capital Market may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities have been approved for listing on The NASDAQ Capital Market, a national securities exchange. Our securities may not continue to be listed on The NASDAQ Capital Market in the future prior to a business combination if we are unable to maintain compliance with listing requirements, including due to events outside of our control such as our units or common stock being held by less than 400 public holders or our financial condition appearing unsatisfactory to The NASDAQ Capital Market. Additionally, in connection with our business combination, it is likely that The NASDAQ Capital Market will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If The NASDAQ Capital Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for the company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which may cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having a collective fair market value of at least 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of $10,500,000, or $12,075,000, if the underwriter’s option to purchase additional units is exercised in full) at the time of such acquisition. However, we may not be able or desire to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. If we consummate a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, or dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

We could face additional risks in our ability to consummate our business combination if we choose to acquire several businesses simultaneously.

If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (other than our initial stockholders with respect to the initial shares) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against a business combination and if the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. The members of such group of public stockholders would still be entitled to vote against a proposed business combination with respect to all shares owned by them, but only an amount of shares equal to 10% of the shares sold in this offering may be converted by such holders in the aggregate, calculated on a pro rata basis among such holders. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination, and request conversion of your shares of common stock and our business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market (although you will be able to vote such shares). The value of such additional shares may not appreciate over time, and the market price of the common stock may not exceed the per share conversion price.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (other than our initial stockholders with respect to the initial shares), the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion if the transaction is approved, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect.

The conversion rights afforded to the public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the open market) may result in the conversion into cash of up to 35% less one share of the aggregate number of the shares sold in this offering. Therefore, assuming no exercise of the underwriter’s option to purchase additional units, as much as $119,332,490 (plus the converting stockholders’ share of all accrued interest after distribution of interest income on the trust account balance to us for working capital and tax obligations) may be required to fund the exercise of conversion rights, a portion of which will be paid from the deferred underwriting discounts and commissions. Because we have no specific business combination under consideration, we have not taken any steps to secure third-party financing. We may have to secure third-party financing which might result in us having a leverage ratio that is not optimal for our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level. This may limit our ability to effectuate the most attractive business combination available to us.

Unlike other blank check offerings, we allow conversion rights to be exercised with respect to up to 35% less one share of the common stock purchased by the public stockholders in this offering. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval for our business combination, we will offer each public stockholder (other than our initial stockholders with respect to the initial shares) the right to have its common stock converted to cash if the stockholder votes against the business combination, and such proposal is approved and consummated. We will consummate our business combination only if the following conditions are met: (i) a majority of the shares of common stock voted by public stockholders are voted in favor of the business combination (which includes the votes relating to any shares of common stock purchased by our initial stockholders in this offering or in the open market) and (ii) conversion rights have been exercised with respect to less than 35% of the shares sold in this offering. Other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate a business combination with a target business which certain stockholders may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. The higher threshold also means that we may need to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility in connection with our business combination because we may have less than 80% of the net balance of the trust account (the requisite minimum fair market value of the target business or businesses) available to us as a result of the higher conversion percentage. We have increased the conversion percentage to 35% from the 20% more typical of earlier blank check company offerings in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent the completion of a business combination that is otherwise approved by a majority of our public stockholders.

We will require public stockholders who wish to convert their shares in connection with our business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We will require public stockholders who wish to convert their shares in connection with our business combination to physically tender their certificates to our transfer agent prior to the related vote taken at the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a public stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that public stockholders should generally allow at least two weeks to obtain a physical stock certificate. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical certificate. Although we have been advised that it may take as little as a day or less to deliver shares through the DWAC System, it may take much longer. Accordingly, if it takes longer than we anticipate for public stockholders to deliver their shares in connection with their exercise of their conversion rights, public stockholders who wish to physically tender certificates may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. The requirement for physical or electronic delivery prior to the meeting ensures that a converting public stockholder’s election to convert is irrevocable once the business combination is approved.

Our initial stockholders hold a substantial interest in us and thus may influence certain actions requiring a stockholder vote. In addition, this ownership stake may make us a less attractive acquiror.

Immediately following the closing of this offering, our initial stockholders will own approximately 7.5% of our issued and outstanding shares of common stock. In addition, our initial stockholders’ proportionate interest in the company will increase if stockholders elect to convert their shares in connection with our business combination. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Although we intend to comply with the requirements under Delaware law regarding holding annual meetings, it is possible that we will complete a business combination prior to the time by which we are required to hold an annual meeting of stockholders following this offering, and, therefore, there would not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, may influence the outcome. Accordingly, our initial stockholders may influence the outcome of any stockholder vote, at least until the consummation of a business combination.

In addition, although our initial stockholders’ shares of common stock will represent approximately 7.5% of the total shares of common stock to be outstanding after this offering as compared to the 20% of total shares that has historically been issued to the founders of many blank check companies, we may nevertheless be a less attractive acquiror than other potential acquirors in the eyes of the stockholders of a target business due to the potential dilution resulting from these shares.

We have opted out of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years after the interested stockholder became such. Accordingly, Section 203 of the Delaware General Corporation Law will not restrict our engaging in such a transaction.

Limited information may be available for privately held companies that could be our potential targets.

In accordance with our acquisition strategy, we may seek a business combination with one or more privately held companies or one or more divisions or subsidiaries of one or more publicly owned companies. Generally, very little public information exists about these companies compared to public companies, and we may be required to rely on the ability of Mr. Meister and our other officers, with the assistance of advisors, to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash and, accordingly, will reduce the potential “upside” of such holders’ investment in us.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants to do so on a “cashless basis.” In no other circumstances is a cashless exercise permitted. In the event management requires a cashless exercise in connection with a call for redemption, each holder would pay the exercise price by surrendering the warrants in exchange for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holders’ investment in our company. For example, if the fair market value of the common stock were $10.00, a holder of 100 warrants to purchase 100 shares of common stock would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: 100 shares x ($10.00 − $7.50), or 25 shares, rather than the 100 shares the holder would receive if it had paid in cash. If our stock price then increases to $12.00, the holder will have the additional $2.00 in value on 25 shares, or $50, rather than on 100 shares, or $200. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up or down to the nearest whole number of shares, with a half share being rounded up. Accordingly, if a holder were entitled to 25.2 shares, he would receive 25 shares, and if he were entitled to 25.7 shares, he would receive 26 shares.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In addition to the 8,703,000 initial warrants (assuming exercise of the underwriter’s option to purchase additional units), with an exercise price of $7.50 per share for 4,351,500 of the initial warrants and an exercise price of $10.00 per share for the remaining 4,351,500 of the initial warrants, we will be issuing the insider warrants with an exercise price of $7.50 per share to purchase 4,025,000 shares of common stock (assuming the underwriter exercises its option to purchase additional units in full). To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, regardless of the fact that our structure may provide for less potential dilution than other blank check companies due to the different structure of the initial warrants, in which one-half of the initial warrants have an exercise price equal to the public offering price in this offering rather than the more typical structure where all of the initial warrants have an exercise price less than the initial public offering price. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or may increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. Like the warrants being sold as part of the units in this offering, the insider warrants and initial warrants will not be exercisable until the later of the completion of our business combination and one year from the date of this prospectus.

If our initial stockholders exercise their registration rights with respect to their securities in the company, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to demand that we register the resale of their securities in the company at any time. Our initial stockholders will have registration rights with respect to all of the common stock they hold, which includes their 3,264,000 initial shares (or 2,838,000 initial shares if the underwriter does not exercise its option to purchase additional units). Our initial stockholders will also have registration rights with respect to the shares of common stock underlying the warrants they hold, which includes 8,703,000 initial warrants and 4,025,000 insider warrants, for a total of 12,728,000 shares (or 7,568,000 initial warrants and 3,500,000 insider warrants for a total of 11,068,000 shares if the underwriter’s option to purchase additional units is not exercised). The presence of the additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business if shares of common stock are issued to effect the business combination, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions will include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. See “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws.”

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult, or impossible, for us to complete a business combination particularly in certain industries.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, our agreement with the trustee requires the trustee to invest and reinvest the proceeds in the trust account only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult, or impossible, for us to complete a business combination particularly in certain industries, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds. If we were found to have operated as an unregistered investment company, we could be subject to regulatory penalties that could materially and adversely affect our business operations and prospects.

There is currently no market for our securities, and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The determination of the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring one or more operating businesses at attractive values;

•	our capital structure;

•	an assessment of our management and its experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then-existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our units, common stock and warrants.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes, United States federal anti-deferral regimes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	differing political environments; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company may govern all or substantially all of our material agreements, and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates may govern all or substantially all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements, and certain foreign remedies may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may be different from the implementation and interpretation in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

The officers and directors of an acquisition candidate may resign upon consummation of our business combination.

The role of an acquisition candidate’s key personnel upon the consummation of our business combination cannot be ascertained at this time. Although we expect that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in conformity with United States generally accepted accounting principles. A target business identified by us as a potential acquisition candidate may not have financial statements prepared in conformity with United States generally accepted accounting principles and may not be able to prepare its financial statements in conformity with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that management assess and report on the effectiveness of our internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to develop and maintain effective internal controls, we may be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm provide an independent opinion on the effectiveness of our internal controls over financial reporting. In addition, a target company may not be in compliance with the provisions of the Sarbanes-Oxley Act. The development and maintenance of the internal controls of any such entity to ensure compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to develop and maintain effective internal controls may harm our operating results and/or result in difficulties in meeting our reporting obligations. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We may qualify as a personal holding company for U.S. federal income tax purposes and thus be subject to a higher rate of tax on our undistributed adjusted taxable income.

A U.S. corporation generally will be classified as a personal holding company (“PHC”) for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). While we do not believe that we will be a PHC following this offering, we may nonetheless be classified from time to time as a PHC. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). Any such additional taxes would reduce the cash available for distributions (current or upon liquidation) by the company with respect to shares of our common stock and the cash available to us in connection with a business combination.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,’’ “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	officers’ and directors’ ability to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from The NASDAQ Capital Market or the ability to have our securities listed on The NASDAQ Capital Market following our business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without
	Exercise of	With Exercise of
	Underwriter’s	Underwriter’s
	Option to Purchase	Option to Purchase
	Additional Units	Additional Units

Gross proceeds:
From sale to the public	$350,000,000	$402,500,000
From private placement of insider warrants	3,500,000	4,025,000

Total gross proceeds	353,500,000	406,525,000

Estimated offering expenses(1):
Underwriting discount (6.0% of gross proceeds from offering)	21,000,000	24,150,000
Legal fees and expenses	725,000	725,000
Miscellaneous expenses	23,432	23,432
Printing and engraving expenses	100,000	100,000
Listing fees	75,000	75,000
Accounting fees and expenses	70,000	70,000
SEC registration fee	15,818	15,818
FINRA filing fee	40,750	40,750

Total estimated offering expenses	22,050,000	25,200,000

Net proceeds	331,450,000	381,325,000
Add- Deferred underwriting discounts and commissions held in trust(2)	10,500,000	12,075,000
Less- Not held in trust	(1,000,000)	(1,000,000)

Total held in trust	$340,950,000	$392,400,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account (net of taxes payable and amounts available to pay liquidation expenses)(3)(4)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation by our officers and directors or others in connection with structuring and negotiation of a business combination	$3,500,000	$3,500,000
Legal and accounting fees relating to SEC reporting obligations	400,000	400,000
Payment of administrative fee to Liberty Lane Partners ($10,000 per month for up to 30 months)	300,000	300,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	1,800,000	1,800,000

Total	$6,000,000	$6,000,000

(1)	A portion of the offering expenses will be pre-funded with the proceeds of a $250,000 note from our sponsor, as described below. This note, plus interest, will be repaid out of the proceeds of this offering not being placed in the trust account upon the closing of this offering.

(2)	The underwriter has agreed that such amount will not be paid unless and until we consummate a business combination and has waived its right to receive such payment upon our liquidation if we are unable to complete a business combination. In addition, such amount payable to the underwriter will be reduced by $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination.

(3)	The amount of proceeds not held in trust will remain constant at $1,000,000 even if the underwriter’s option to purchase additional units is exercised. In addition, up to $5,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of proceeds available to us immediately following the offering. In addition, amounts required to pay income taxes may be drawn from the trust account prior to the business combination and up to $100,000 for liquidation costs and expenses.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our aggregate intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. We do not expect to exceed $6,000,000 in funding our working capital requirements.

We estimate that approximately $340,950,000, or approximately $392,400,000, if the underwriter’s option to purchase additional units is exercised in full, of the proceeds of this offering, including the $3,500,000 (or $4,025,000 if the underwriter exercises in full its option to purchase additional units), we will receive from the sale of the insider warrants, will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. This amount of proceeds from this offering also includes $10,500,000 (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full) of deferred underwriting discounts and commissions payable to the underwriter in this offering. The underwriter has agreed that such amount will not be paid unless and until we consummate a business combination and has waived its right to receive such payment upon our liquidation if we are unable to complete a business combination. In addition, such amount payable to the underwriter will be reduced by $0.30 per share that is converted into cash in connection with the stockholders vote relating to our business combination. Our agreement with the trustee requires the trustee to invest and reinvest the proceeds in the trust account only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Except with respect to interest income that may be released to us of (i) up to $5,000,000 to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements and expenses, (ii) up to an additional $100,000 for costs and expenses of liquidation, and (iii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business or businesses with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business (excluding taxes and amounts permitted to be disbursed for expenses and conversions as well as the amount held in the trust account representing deferred underwriting discounts and commissions), may be used to finance operations of the target business.

The payment to Liberty Lane Partners of a monthly fee of $10,000 is for administrative services. We believe that the fees charged by Liberty Lane Partners for these services are at least as favorable as we could have obtained from an unaffiliated third party. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Reimbursement for any out-of-pocket expenses incurred by Liberty Lane Partners and its affiliates, as well as our officers, directors and any of their affiliates, in connection with activities on our behalf, such as searching for and identifying potential target businesses as well as traveling to and from the prospective target businesses to examine their operations or meet with their representatives or owners, will be paid by us out of the funds not held in trust and the $5,000,000 of interest earned on the trust account available to us and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation by our officers and directors or others in connection with structuring and negotiation of a business combination,” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Except as set forth under “ —The Offering — Limited payments to insiders,” our audit committee will review and approve reimbursements, payments and fees made in excess of $300,000 in the aggregate in any fiscal quarter to our initial stockholders, officers or directors or any of their affiliates and any such reimbursements, payments or fees made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the underwriter’s option to purchase additional units is exercised in full, the proceeds from this offering available to us out of trust for our search for a business combination will be approximately $1,000,000. In addition, of the interest earned on the funds held in the trust account, up to $5,000,000 may be released to us to fund our working capital requirements, and up to an additional $100,000 may be released to us for costs and expenses of liquidation. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay our income or other tax obligations that we may owe. We intend to use the excess working capital (approximately $1,800,000) in part for director and officer liability insurance premiums (approximately $625,000), and, if the balance of $1,175,000 being held for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceeds our estimates, also for reimbursement of any out-of-pocket expenses incurred by Liberty Lane Partners in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or businesses or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business or businesses, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses and, therefore, our liquidation.

The allocation of the proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

Although we are not obligated to engage the underwriter or Liberty Lane Partners to assist us with locating a target business or businesses following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business or businesses. Any such engagement of Liberty Lane Partners would require the approval of our audit committee, which will be comprised of independent directors. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination (excluding taxes and amounts permitted to be disbursed for expenses and conversions as well as the amount held in the trust account representing deferred underwriting discounts and commissions) will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing or research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. In addition, up to $100,000 of the interest income of the trust may be released to us to pay the costs and expenses of liquidation.

On March 14, 2008, our sponsor loaned us, in the form of a note, $250,000 for payment of offering expenses on our behalf. The note bears interest at a rate of 2.5% per year and will be payable on the earlier of December 31, 2008 or seven days following the closing of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

We believe that, following the closing of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 30 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account net of taxes and amounts disbursed to us for working capital purposes) only in the event of our liquidation or if a public stockholder (other than our initial stockholders with respect to the initial shares), converts such shares into cash in connection with a business combination which such public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our business combination, the underwriter will be entitled to receive the portion of the proceeds held in the trust account comprised of the underwriting discounts and commissions held in the trust account excluding any accrued interest thereon, net of the pro rata amount of deferred underwriting discounts and commissions paid to stockholders who both vote against the business combination and exercise their conversion rights. If we do not complete our business combination and the trustee must therefore distribute the balance in the trust account, the underwriter has agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis along with any accrued interest thereon.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then-existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the initial warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At March 14, 2008, our net tangible book value was a deficit of $296,000, or $(0.10) per share of common stock. Assuming consummation of our business combination, after giving effect to the sale of 35,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, redemption of initial shares and initial warrants based on the assumption that the underwriter’s option to purchase additional units has not been exercised, and the sale of the insider warrants, our pro forma net tangible book value at March 14, 2008 would have been $215,816,510 or $8.43 per share, representing an immediate increase in net tangible book value of $8.53 per share to our initial stockholders and an immediate dilution of $1.57 per share or 15.66% to new investors not exercising their conversion rights.

To give effect to the exercise of the warrants included in the units offered hereby, the initial warrants and the insider warrants, we have applied the treasury stock method assuming a market price of $10.00 per share. Under this method, the net of new shares created is calculated by taking the number of shares that the in the money warrants purchase, then subtracting the number of common shares that the company could purchase in the open market with the proceeds from such exercise. These assumptions result in a net of new shares of common stock of 6,196,000.

The following table illustrates the dilution to the new investors on a per-share basis, assuming consummation of our business combination and no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.10)
Increase attributable to new investors in this offering and the sale of the insider warrants	8.53

Pro forma net tangible book value after this offering(1)		8.43

Dilution to new investors(1)		$1.57

(1)	Assuming the exercise of the warrants included in the units offered hereby, the initial warrants and the insider warrants, and applying the treasury stock method assuming a market price of $10.00 per share, pro forma net tangible book value would be $6.79 and dilution to new investors would be $3.21.

The following table sets forth information with respect to our initial stockholders and the new investors:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	per Share

Our initial stockholders(1)(2)	2,838,000	7.5%	$25,000	0.01%	$0.0088
New investors(2)	35,000,000	92.5%	$350,000,000	99.99%	$10.000

	37,838,000	100.0%	$350,025,000	100.00%

(1)	Initial shares purchased prior to this offering.

(2)	Assumes the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and an aggregate of 1,135,000 initial warrants have been forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders.

The following table sets forth information on a fully diluted basis with respect to our initial stockholders and the new investors assuming the exercise of the warrants underlying the units offered hereby, the initial warrants and the insider warrants, and applying the treasury stock method assuming a market price of $10.00 per share.

					Average
	Shares and Warrants Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	per Share

Existing stockholders(1)(2)	4,659,000	10.58%	$3,525,000	1.00%	$0.7566
New investors(1)(3)	39,375,000	89.42%	$350,000,000	99.00%	$8.889

	44,034,000	100.00%	$353,525,000	100.00%

(1)	Assumes the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and an aggregate of 1,135,000 initial warrants have been forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders.

(2)	Initial shares purchased prior to this offering and common stock underlying the initial warrants and the insider warrants, and applying the treasury stock method assuming a market price of $10.00 per share.

(3)	Common stock included in the units offered hereby and common stock underlying the warrants included in the units offered hereby, and applying the treasury stock method assuming a market price of $10.00 per share.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(296,000)
Net proceeds from this offering and the sale of the insider warrants	341,950,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	320,000
Less:
Payment of deferred underwriting discounts and commissions upon consummation of a business combination(1)	(6,825,000)
Proceeds held in trust subject to conversion to cash (approximately $9.74 per share × 12,249,999 shares)(2)	(119,332,490)

Numerator	$215,816,510

Denominator:
Initial shares outstanding prior to this offering(3)	2,838,000
Shares of common stock included in the units offered hereby(3)	35,000,000
Less — Shares subject to conversion (35,000,000 shares × 35% (minus 1 share))	(12,249,999)

Denominator(4)(5)	25,588,001

(1)	The deferred underwriting discounts and commissions reflect a $0.30 per share reduction for stockholders who exercise conversion rights in connection with the stockholders vote relating to our business combination.

(2)	Assumes the conversion of 35% less one share of the common stock sold in this offering.

(3)	Assumes the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and an aggregate of 1,135,000 initial warrants have been forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders.

(4)	Does not include shares of common stock issuable upon exercise of warrants, which will not be exercisable prior to our business combination.

(5)	Assuming the exercise of the warrants included in the units offered hereby, the initial warrants and the insider warrants, and applying the treasury stock method assuming a market price of $10.00 per share, the denominator would include an additional 6,196,000 shares of common stock, resulting in a total denominator of 31,784,001.

CAPITALIZATION

The following table sets forth our capitalization at March 14, 2008 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 14, 2008
	Actual	As Adjusted(1)

Note payable to our sponsor	$250,000	$—

Deferred underwriting discounts and commissions(2)	—	6,825,000

Common stock, $0.001 par value, -0- shares, actual and 12,249,999 shares, as adjusted, which are subject to possible conversion, at conversion value(3)	—	119,332,490

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 3,264,000 shares issued and outstanding, actual; 200,000,000 shares authorized; 25,588,001 shares issued and outstanding (excluding 12,249,999 shares subject to possible conversion), as adjusted	3,264	25,588
Additional paid-in capital	21,736	215,791,922
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	24,000	215,816,510

Total capitalization	$274,000	$341,974,000

(1)	Assumes the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and an aggregate of 1,135,000 initial warrants have been forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders.

(2)	The deferred underwriting discounts and commissions reflect a $0.30 per share reduction for stockholders who exercise conversion rights in connection with the stockholders vote relating to our business combination.

(3)	Assumes the conversion of 35% less one share of the common stock sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on March 7, 2008 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting one or more business combinations. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, at March 14, 2008, we had $275,000, in cash and a working capital deficiency of $296,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital and to consummate a business combination may not be successful.

Liquidity and Capital Resources

Our short-term liquidity needs will be satisfied through receipt of $25,000 from the sale of the initial shares and initial warrants, and the proceeds of a note payable to our sponsor in an aggregate amount of $250,000 that is more fully described below.

We estimate that the net proceeds from the sale of the units offered hereby and insider warrants, after deducting offering expenses of approximately $1,050,000 and underwriting discounts and commissions (reduced by $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination), of approximately $21,000,000 (or $24,150,000 if the underwriter’s option to purchase additional units is exercised in full), will be approximately $331,450,000 (or $381,325,000 if the underwriter’s option to purchase additional units is exercised in full). However, the underwriter has agreed that $0.30 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $10,500,000 (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full), will be held in trust. In addition, $1,000,000 in either event, will not be held in trust.

We intend to use most of the net proceeds of this offering, including the funds held in the trust account (exclusive of deferred underwriting discounts and commissions and payments for conversions), to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing and research and development of existing or new products. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, following the closing of this offering, the $1,000,000 of net proceeds not held in the trust account, plus up to $5,000,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary for our income or other tax obligations, will be sufficient to allow us to operate for at least the next 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated), assuming that a business combination is not consummated during that time. Although we cannot anticipate the exact rate of interest to be earned on the trust account, recent historical interest rates of U.S. Treasury Bills with less than six-month maturities may be indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release, dated April 18, 2008, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ended April 18, 2008, 0.84%, 1.16% and 1.48% per annum, respectively. Assuming all funds in the trust account earn interest at the three-month rate, we anticipate that the funds in the trust account will generate $5,000,000 in interest income within approximately 16 months after the closing of this offering, which we believe will be sufficient to fund our working capital requirements and expenses as incurred. All funds in the trust account may not earn interest at the three-month rate, and such rate is subject to change. Accordingly, it could take us a much longer period of time to earn $5 million in interest income. If we do not generate interest income on the trust account as quickly as we anticipate, or if our working capital and expense requirements otherwise outpace the receipt of such interest income, we could experience liquidity problems.

Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating a business combination. We anticipate that we will incur approximately:

•	$3,500,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations by our officers and directors or others in connection with structuring and negotiating a business combination;

•	$400,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	up to $300,000 for the administrative fee payable to Liberty Lane Partners ($10,000 per month for up to 30 months);

•	and $1,800,000 in general working capital and other expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility if such funds are required for operating expenses or to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Related Party Transactions

On March 14, 2008, our sponsor purchased an aggregate of 3,264,000 initial shares and 8,703,000 initial warrants for an aggregate purchase price of $25,000 in a private placement. On March 24, 2008, our sponsor entered into an agreement with each of our independent directors to sell to each such director, on or prior to March 31, 2008, 16,320 of its initial shares (or 48,960 in the aggregate) and 43,516 of its initial warrants (or 130,548 in the aggregate) for a purchase price of $125 (or $375 in the aggregate). See “Certain Transactions.”

We are obligated, commencing on the date of this prospectus and through the date of our business combination, to pay to Liberty Lane Partners a monthly fee of $10,000 for administrative services.

On March 14, 2008, our sponsor loaned us, in the form of a note, $250,000 for payment of offering expenses on our behalf. The note bears interest at a rate of 2.5% per year and will be payable on the earlier of December 31, 2008 or seven days following the closing of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

In addition, our sponsor, pursuant to an agreement entered into on March 14, 2008, between us and our sponsor, has committed to purchase from us 3,500,000 warrants (or 4,025,000 warrants, if the underwriter exercises its option to purchase additional units in full), with an exercise price of $7.50 per share, for a purchase price of $1.00 per warrant (for a total purchase price of $3,500,000, or $4,025,000 if the underwriter exercises its option to purchase additional units in full). This purchase will take place on a private placement basis immediately prior to the closing of this offering. We do not believe that the sale of the insider warrants will result in the recognition of any stock-based compensation expense as the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation expense will be determined on the date of issuance of the insider warrants.

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the initial shares, the initial warrants, the insider warrants, shares of common stock underlying the initial warrants and the insider warrants, and any units (and shares, warrants and shares underlying such warrants) sold in this offering, granting them and their permitted transferees certain demand and “piggy-back” registration rights. Any such registration rights would not become exercisable until the expiration of any lock-up period relating to such securities. We will bear certain expenses incurred in connection with the exercise of such registration rights.

Controls and Procedures

We are not currently required to document and test our internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal controls as required. A target business or businesses may not be in compliance with the provisions of the Sarbanes-Oxley Act. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that needs improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business or businesses, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 14, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for our sponsor’s loan to us. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on March 7, 2008 as Freedom Trail Corp. and renamed Liberty Lane Acquisition Corp. on March 24, 2008. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as our business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering. To date, our efforts have been limited to organizational activities, including the issuance of the initial shares and the initial warrants to our initial stockholders, and activities related to this offering.

Investment Strategy

Our strategies are designed to identify and acquire the right business at an attractive valuation and to enhance financial performance and returns on capital through the application of our management team’s long-standing business management processes. We are focused on acquiring, transforming and building successful companies to create long-term stockholder value.

We will seek to capitalize on the investment and operating experience of our management team. Led by Paul M. Montrone and Paul M. Meister, our management team has operated as a cohesive unit for more than a decade and has extensive experience acquiring and operating businesses across a broad range of industries. For example, during their tenure with Fisher Scientific International Inc., our management team structured and executed more than 60 acquisitions and led the transformation of the company from a regional U.S. distributor into an integrated global supplier of products and services, increasing significantly its equity market capitalization. With respect to managing businesses, our management team uses a set of operating tools that is designed to establish strategic direction and instill operating discipline in an effort to accelerate sales growth, increase profitability and enhance cash flow.

Our investment strategy seeks to use our management team’s knowledge across a broad range of industries to source and close transactions. We expect that our extensive contacts should provide us with a large number of acquisition opportunities. Our management team has established the following criteria and guidelines that we intend to utilize to evaluate target businesses.

Strong Competitive Market Position.  We generally will seek to acquire businesses that operate within markets that we believe have strong underlying fundamentals. The market factors we intend to consider include underlying growth prospects, competitive dynamics, customer and vendor fragmentation, capital investment requirements and consolidation opportunities. We intend to evaluate the opportunity for target businesses to improve their competitive position and financial performance through strategic realignments, the application of operating discipline and investments in technology.

Established Businesses with Potential for Increased Profitability.  We generally will seek to acquire established companies with a strong track record of operating performance. However, we may also acquire a company undergoing an operational turnaround that we believe demonstrates strong prospects for future growth and increased profitability. We generally will seek to improve the profitability and cash flow of an acquired business through the alignment of economic incentives and fundamental operational improvements. Examples of the types of operational improvements that we may implement include: expansion of product and service offerings to further penetrate existing customers; repositioning of existing products and services to attract new customers; low-cost sourcing to increase margins; utilization of analytic tools to improve product pricing; and improved supply-chain efficiencies to reduce operating working capital investment. We do not intend to acquire start-up companies.

Platform for Strong and Experienced Management Team.  We generally will seek to acquire businesses that either have a strong, experienced management team that we can further leverage or businesses that provide a suitable platform that can be strengthened by the resources of our own management team. We believe that our significant business contacts across a broad range of industries provide us with access to additional management resources that can be utilized to enhance any business we acquire. As such, we believe we have access to a deep bench of management talent with a track record of delivering revenue growth, enhancing profitability and generating free cash flow.

Competitive Strengths

We believe we have the following competitive strengths:

Established Deal Sourcing Network.  We believe that the extensive relationships of our management team and their experience identifying and executing transactions will help us to successfully source a business combination opportunity. Additionally, our management team has significant contacts with consultants, investment bankers, attorneys and accountants, among others. Although past success does not guarantee that we will identify and consummate a business combination successfully, it has provided our management team with credibility that we believe will play an important role in assisting us in finding potential targets and negotiating an agreement for our business combination.

Disciplined Investment Process.  We intend to employ a disciplined approach to identifying and evaluating potential target businesses and to focus our efforts on selecting what we believe is the best opportunity or opportunities for our business combination. Our management team’s intensive, hands-on approach to due diligence will seek to identify the key value drivers and significant risks to the future performance of the target business. Though we will not be restricted to a specific industry focus, given our management team’s experience in the broader healthcare and distribution industries, these industries will likely form a meaningful portion of our deal sourcing effort. However, we could complete a business combination with an operating business outside the scope of our management team’s main areas of expertise.

Merger and Acquisition Expertise.  Our management team has structured and executed over one hundred merger and acquisition transactions during their careers, including more than 60 completed merger and acquisition transactions for Fisher Scientific, a leading global manufacturer and distributor of products and services to the scientific research, clinical laboratory and industrial markets, prior to its merger with Thermo Electron Corporation in 2006. Our management believes that these acquisitions helped to strengthen Fisher Scientific’s brand and market position and to enhance its financial performance. We believe our management team’s merger and acquisition expertise will help us capitalize on acquisition-driven growth strategies to create long-term value.

Value Enhancing Operational and Financial Expertise.  Our senior management team has worked together for almost three decades and has substantial experience operating successful businesses across a broad range of industries and economic cycles. Our broader management team, which has operated as a cohesive unit for more than a decade, includes members of the former management of Fisher Scientific. During their tenure with Fisher Scientific, our management team led the transformation of the company from a regional U.S. distributor with approximately $760 million in revenues in 1991 into an integrated global supplier of products and services with annual revenues of approximately $6 billion in 2006, increasing equity market capitalization from approximately $220 million at the time of the initial public offering in 1991 to approximately $12 billion at the time of Fisher Scientific’s merger with Thermo Electron Corporation in 2006. During this period, Fisher Scientific’s average annual return on equity defined as reported GAAP net income divided by average stockholders’ equity for the same period was approximately 16.2%, excluding the years 1998 through 2001 (which are not meaningful because a 1998 recapitalization resulted in negative stockholders’ equity during this period), and its stock price appreciated at an average compound annual rate of approximately 26%. The results of Fisher Scientific during this period, which have been derived from its public filings, are presented for informational purposes only and are not intended to represent or be indicative of the results expected for our company.

Our management team uses a set of operating tools that is designed to establish strategic direction and instill operating discipline in an effort to accelerate sales growth, increase profitability and enhance cash flow. The fundamental underpinnings of this system are an extensive understanding of the markets and competitive landscape in which the applicable business operates, a balanced approach to identifying business risks and opportunities, utilization of financial and operating metrics to measure operating activities, the injection of intensity and urgency into actions, and the alignment of management incentives with long-term financial objectives.

Our Structure Enhances our Ability to Consummate an Attractive Business Combination.  The structure of our company is designed to enhance our ability to consummate a business combination. The capital structure of our company differs from the capital structure that has been used by many other blank check companies. We believe that the terms of our capital structure will increase the probability that we will be able to consummate a business combination that is beneficial to our stockholders. We believe this will give our company a competitive advantage over many other blank check companies that are seeking acquisitions by allowing us to offer a better value proposition to the owners of the target company. In addition, we believe our structure provides the appropriate incentive to our sponsor and management team to enhance the value of our company following the consummation of a business combination.

Our Structure

Our capital structure differs in several respects from the capital structure that has been used by many other blank check companies. Our structure is designed to enhance our ability to consummate a business combination on more favorable terms; to benefit our public stockholders by reducing the amount of dilution caused by our initial stockholders’ securities as compared to other blank check companies; and to better align the incentives of our initial stockholders with the interests of the long-term investors we seek. We believe our structure provides these advantages by incorporating the following key changes to the structure that is common in other publicly traded blank check companies:

Initial Shares.  Our initial stockholders’ shares of common stock will represent approximately 7.5% of the total shares of common stock to be outstanding after this offering, as compared to the 20% of total shares that has historically been issued to the founders of many blank check companies. Because we will issue fewer shares to our initial stockholders as a proportion of our overall capitalization, our other stockholders (including both the public stockholders who purchase in this offering and any sellers of a target business who may become stockholders following the consummation of our business combination) will experience less dilution of their shares. We believe this will facilitate our negotiation of a business combination on more favorable terms by allowing us to provide a better value proposition for the owners of companies entering into a business combination with us, both as compared to other blank check companies and as compared to other liquidity alternatives they may have available, such as a more traditional initial public offering or a private sale. We further believe that, because a greater proportion of our initial stockholders’ potential gains will be from warrants rather than shares (and therefore will depend on the market price of our common stock reaching certain minimum levels before the warrants have any value), this structure provides our initial stockholders with greater incentives to create long-term value for stockholders than do other, more traditional, structures.

Initial Warrants.  In some recent transactions, the founders of blank check companies have purchased both warrants and shares in their initial investment, as our initial stockholders have. In most of those transactions, the exercise price of those warrants has been the same as, or only slightly higher than, the exercise price of the warrants sold to the public. While the exercise price of one half of the initial warrants held by our initial stockholders will be $7.50 per share (equal to the exercise price of the warrants included in the units being sold in this offering), the exercise price of the other one half of the initial warrants will be $10.00, which is equal to the public offering price of one unit and is 33% greater than the exercise price of the warrants included in the units being sold in this offering. This higher exercise price reduces the potential dilution represented by the initial warrants. We believe this reduced potential dilution will facilitate our negotiating a business combination on more favorable terms and benefit our public stockholders. We also believe that the higher exercise price of one half of the initial warrants will further reinforce the incentives for our initial stockholders to create long-term stockholder value.

Insider Warrants.  In many recent blank check company initial public offerings, the sponsors have purchased additional warrants for $1.00 per warrant in a private placement that closes immediately prior to the public offering of the units, as will our sponsor. Although the number of warrants purchased as a percentage of the aggregate shares of the blank check company’s outstanding common stock has varied significantly in recent transactions, we believe that our insider warrants represent a smaller proportion of our overall capital structure than has been typical in these recent transactions. This smaller amount reduces the potential dilution represented by those warrants, and we believe that this reduced potential dilution will further facilitate our negotiating a business combination on more favorable terms. The principal benefit to public stockholders of a larger sale of warrants to the sponsor is to increase the funds held in the trust account, which is advantageous for public stockholders who convert their shares in connection with the vote on a business combination or if the blank check company fails to consummate a business combination and liquidates. Many recent blank check companies have deposited into trust more than the approximately $9.74 per share that we expect to deposit into our trust account. However, we believe that the amount of cash we will place into the trust account strikes a balance for investors by providing for over 97% of the public offering price to be held in trust without creating excessive dilution that could make our business combination more difficult and costly.

Units Offered in this Prospectus.  The units we are offering in this prospectus consist of one share of our common stock and one half of one warrant per unit. This is different from many recent blank check companies, which have historically offered units consisting of one share of common stock and one warrant per unit. Although this may cause our units to be worth less than if each unit included one whole warrant, this reduction in the number of outstanding warrants further reduces the potential dilution to our stockholders following a business combination. We believe this balance is appropriate because it may enhance our ability to consummate a business combination, as the reduction in dilution may provide a better value proposition to owners of target companies.

The following table highlights the differences between our capital structure and a hypothetical capital structure whose elements we believe to be typical of recent transactions that have also utilized initial warrants. The following table is presented for informational purposes only and is not intended to be representative of a comparison of our company to each existing blank check company or any particular blank check company. Rather, the “Hypothetical Capital Structure” summarized below is intended to be a composite of what we believe to be typical terms for the elements summarized. For comparative purposes, we have also included below a table listing the actual characteristics of the 10 most recent blank check companies making offerings of $100 million or more whose registration statements were declared effective prior to the date of this prospectus. The “Hypothetical Capital Structure” summarized below is not characteristic of all of those actual recent transactions, and the terms of future blank check companies could differ materially from both these actual recent transactions and the “Hypothetical Capital Structure” summarized below.

	Hypothetical Capital
	Structure(1)				Our Capital Structure(2)
			% of Post-IPO			% of Post-IPO
	Shares		Shares		Shares	Shares

Initial Shares	7,735,043	(3)	18.1	%(4)	2,838,000	7.5%
Shares Underlying Units Sold in IPO	35,000,000		81.9%		35,000,000	92.5%

Total	42,735,043		100.0%		37,838,000	100.0%

			% of Post-IPO				% of Post-IPO
			Shares		Exercise		Shares	Exercise
	Warrants		Underlying(5)		Price	Warrants	Underlying(5)	Price
Initial Warrants	7,735,043	(6)	18.1	%(7)	$7.00	7,568,000	20.0%	$7.50/10.00	(8)
Insider Warrants	6,410,256	(9)	15.0	%(10)	$7.00	3,500,000	9.2%	$7.50
Warrants Underlying Units Sold in IPO	35,000,000		81.9%		$7.00	17,500,000	46.2%	$7.50

Total	49,145,299		115.0%			28,568,000	75.5%

(1)	Assumes an initial public offering of 35,000,000 units at a public offering price of $10.00 per unit by a blank check company with a capital structure we believe to be typical of a number of recent blank check companies that have issued initial warrants.

(2)	Assumes that the underwriter’s option to purchase additional units has not been exercised and an aggregate of 426,000 initial shares and 1,135,000 initial warrants have been forfeited.

(3)	Represents the percentage described in note (4) below applied to a $350,000,000 initial public offering transaction with the capital structure described in note (1) above.

(4)	Represents the mean of initial shares as a percentage of the post-offering shares of the four blank check companies listed in the table on the following page that have issued initial warrants. The number of initial shares as a percentage of the outstanding post-initial public offering shares varies among transactions, and the figure is intended only to be broadly representative.

(5)	Represents the number of shares for which the applicable warrants may be exercised (assuming cash exercise) as a percentage of the number of shares of common stock outstanding immediately following the initial public offering (on a non-diluted basis).

(6)	Represents the percentage described in note (7) below applied to a $350,000,000 initial public offering transaction with the capital structure described in note (1) above.

(7)	Represents the mean of initial warrants as a percentage of the post-offering shares of the four blank check companies listed in the table on the following page that have issued initial warrants. The number of initial warrants as a percentage of the outstanding post-initial public offering shares varies among transactions, and this figure is intended only to be broadly representative.

(8)	3,784,000 of the initial warrants have an exercise price of $7.50 per share, and 3,784,000 of the initial warrants have an exercise price of $10.00 per share.

(9)	Represents the percentage described in note (10) below applied to a $350,000,000 initial public offering transaction with the capital structure described in note (1) above.

(10)	Represents the mean of insider warrants as a percentage of the post-offering shares of the four blank check companies listed in the table on the following page that have issued initial warrants. As noted above, the number of insider warrants as a percentage of the outstanding post-initial public offering shares varies significantly among transactions, and this figure is intended only to be broadly representative.

The following table summarizes the capital structures of the 10 most recent blank check companies making offerings of $100 million or more whose registration statements were declared effective prior to the date of this prospectus:

Capital Structure of Recent Blank Check Companies(1)

	URX	TKP	CIO	HMR	FYR

Shares
Initial Shares	11,250,000	3,750,000	2,500,000	5,000,000	20,000,000
% of Post IPO Shares	20.0%	20.0%	20.0%	20.0%	20.0%
Shares Underlying Units sold in IPO	45,000,000	15,000,000	10,000,000	20,000,000	80,000,000
% of Post IPO Shares	80.0%	80.0%	80.0%	80.0%	80.0%
Warrants
Initial Warrants	—	—	—	—	20,000,000
% of Post IPO Shares Underlying	—	—	—	—	20.0%
Exercise Price	—	—	—	—	$7.50
Insider Warrants	15,600,000	4,500,000	5,725,000	6,000,000	12,500,000
% of Post IPO Shares Underlying	27.7%	24.0%	45.8%	24.0%	12.5%
Exercise Price	$7.00	$7.00	$7.50	$7.00	$7.50
Warrants Underlying Units Sold in IPO	45,000,000	15,000,000	10,000,000	20,000,000	80,000,000
% of Post IPO Shares Underlying	80.0%	80.0%	80.0%	80.0%	80.0%
Exercise Price	$7.00	$7.00	$7.50	$7.00	$7.00

	TUX	AXG	NLX	GHQ	BPW

Shares
Initial Shares	20,000,000	5,000,000	3,750,000	8,500,000	6,176,471
% of Post IPO Shares	20.0%	20.0%	20.0%	17.5%	15.0%
Shares Underlying Units sold in IPO	80,000,000	20,000,000	15,000,000	40,000,000	35,000,000
% of Post IPO Shares	80.0%	80.0%	80.0%	82.5%	85.0%
Warrants
Initial Warrants	20,000,000	—	—	8,500,000	6,176,471
% of Post IPO Shares Underlying	20.0%	—	—	17.5%	15.0%
Exercise Price	$7.00	—	—	$7.00	$10.00
Insider Warrants	10,000,000	5,800,000	4,380,000	8,000,000	8,600,000
% of Post IPO Shares Underlying	10.0%	23.2%	23.4%	16.5%	20.9%
Exercise Price	$7.00	$7.00	$7.00	$7.00	$7.50
Warrants Underlying Units Sold in IPO	80,000,000	20,000,000	15,000,000	40,000,000	35,000,000
% of Post IPO Shares Underlying	80.0%	80.0%	80.0%	82.5%	85.0%
Exercise Price	$7.00	$7.00	$7.00	$7.00	$7.50

(1)	Assumes that the underwriter’s option to purchase additional units was not exercised. URX, TKP, CIO, HMR, FYR, TUX, AXG, NLX, GHQ and BPW represent United Refining Energy Corp., Polaris Acquisition Corp., Asia Special Situation Acquisition Corp., Sports Properties Acquisition Corp., Sapphire Industrials Corp., Trian Acquisition I Corp., Atlas Acquisition Corp., Overture Acquisition Corp., GHL Acquisition Corp. and BPW Acquisition Corp., respectively.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any commercial business until consummation of our business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. Although we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not Identified a Target Business or Target Industry

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers or directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.

Subject to the requirement that our business combination or combinations must be with one or more target businesses with a collective fair market value that is equal to at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition, and the limitations set forth below, our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. Other than the characteristics described above, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

Although we have not yet identified any candidates for a business combination, we believe that there are numerous businesses that may provide significant opportunities for growth. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In the event Liberty Lane Partners were to assist us with locating a target business or businesses, we are not restricted from paying it a fee for doing so. We do not intend to invest alongside other blank check companies or private equity firms in pursuing a target company, nor will we invest alongside an affiliate of ours or an affiliate of our officers or directors or a portfolio company of any affiliate of our directors or officers.

Although we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, financial advisory fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. Our senior management, as well as our initial stockholders, are continuously made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. If we determine to acquire an entity affiliated with our officers, directors, our sponsor or their affiliates, we are required to obtain an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction and our audit committee, which will be comprised of independent directors.

Selection of a Target Business or Businesses and Structuring of a Business Combination

Any evaluation relating to the merits of a particular business combination will be based on considerations deemed relevant by our management in consummating a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple acquisition targets and have options as to which business to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

In determining the size of this offering, our sponsor and our underwriter concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the insider warrants, would provide us with sufficient equity capital to consummate a business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to identify acquisition candidates successfully, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $10,500,000, or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full).

Fair Market Value of Target Business

Our business combination must have a total fair market value equal to at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). To accomplish this, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. Similarly, we may choose to exchange our equity securities for equity securities of another entity. There are no limitations on our ability to incur debt or issue or exchange securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of the company after our business combination. Currently, we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, the values of comparable businesses, earnings and cash flow and/or book value). Members of our board have extensive experience in valuing businesses, having collectively invested in and/or acquired over one hundred businesses during their careers and having spent many years in the investment and finance communities. However, if a target business were outside the areas of expertise of the members of our board or if it involved asset classes that are inherently difficult to value, our board may be unable to determine independently the fair market value of the target business. If our board is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for its use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target business if our board of directors determines independently that the target business or businesses have sufficient fair market value to meet the threshold criterion. We do not intend to otherwise seek or obtain any independent valuation of a target business or businesses, although our board of directors may determine to obtain such a valuation or fairness opinion in its sole discretion in connection with any proposed business combination.

Lack of Business Diversification

Our business combination must be with one or more target businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. Although it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. Although the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business or businesses, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our initial stockholders has agreed that if it acquires shares of common stock following this offering, it will vote all such acquired shares in favor of our business combination. We will proceed with a business combination only if (1) a majority of the shares of common stock voted by public stockholders are voted in favor of the business combination (which includes the votes relating to any shares of common stock purchased by our initial stockholders in the open market) and (2) conversion rights have been exercised with respect to less than 35% of the shares sold in this offering. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to 35% less one share of the common stock purchased in this offering may exercise their conversion rights and the business combination will still go forward.

In addition, if within 90 days before the expiration of the 24- or 30-month period from the consummation of this offering, as the case may be, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for our dissolution and our board’s recommended plan of distribution in the event neither such business combination nor any other business combination is consummated during such period. The requirements that we seek stockholder approval before effecting our business combination and not consummate our business combination if public stockholders owning 35% or more of the shares sold in this offering exercise their conversion rights below, will be set forth in our amended and restated certificate of incorporation, which requires, in addition to the vote of our board of directors required by Delaware law, the affirmative vote of all our outstanding voting stock to amend such provision. Our initial stockholders have agreed not to request that the board consider such a proposal to eliminate or amend this provision. In addition, we will not seek stockholder approval to extend this 24- or 30-month period, as the case may be.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash. Stockholders voting against our business combination will only have the right to cause us to convert their shares if our business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to the initial shares and, because each of them has agreed that if it acquires shares of common stock in or following this offering it will vote all such acquired shares in favor of our business combination, they will not be able to exercise conversion rights with respect to any such acquired shares. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account including both interest income earned on the trust account and the deferred underwriting discount, net of (1) interest amounts previously released to us, up to a maximum of $5,000,000, plus (2) income taxes payable on the interest income earned on the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, we estimate that the initial per-share conversion price would be approximately $9.74.

Notwithstanding the foregoing, a public stockholder, together with its affiliates or any other person with whom he is acting in concert or as a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. The members of such group of public stockholders would still be entitled to vote against a proposed business combination with respect to all shares owned by them, but only an amount of shares equal to 10% of the shares sold in this offering may be converted by such holders in the aggregate, calculated on a pro rata basis among such holders. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote is held to approve our business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us, our management or our initial stockholders at a premium to the then current market price. By eliminating any stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Subject to the limitation described in the preceding paragraph on conversion rights of stockholders or “groups” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) holding more than 10% of the shares included in the units being sold in this offering, an eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement, which will occur at least ten business days prior to the stockholders meeting, and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time prior to the date of the meeting. If a stockholder wishes to exercise its conversion rights, it must vote against the proposed business combination, demand that we convert its shares into cash by marking the appropriate space on the proxy card, and provide physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the business combination. Such stockholder may not sell or transfer such shares prior to the closing of the business combination. If these procedures are not followed, the stockholder’s shares will not be converted to cash as provided herein. If, notwithstanding the stockholder’s vote, the proposed business combination is consummated, then such stockholder will be entitled to receive a pro rata share of the aggregate amount on deposit in the trust account, calculated as described above. A stockholder who exercises its conversion rights will exchange its shares of our common stock for cash and will no longer own those shares of common stock, although it will still have the right to exercise any warrants such stockholder still holds. If the proposed business combination is not consummated, then such stockholder’s shares will not be converted into cash and will be returned to the stockholder, even if such stockholder elected to convert.

We will require public stockholders who exercise their conversion rights to tender their shares to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC System. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for such stockholder to deliver its certificate to verify ownership. As a result, the stockholder then had a period of time after the consummation of the business combination during which the stockholder could monitor the price of the stock in the market, and the stockholder effectively had an option to sell its shares to the company during this time. Additionally, if the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholders meeting, would effectively become an option to sell shares to the company at the conversion price, with such option surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. In furtherance of such election, stockholders electing to convert will not be able to tender their shares at the stockholders’ meeting, unless they have withdrawn such election prior thereto.

In order to physically deliver their stock certificates, stockholders will have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. In order to deliver shares electronically, a stockholder must follow the procedures applicable to the DWAC system. Our transfer agent will be available to assist with either process. No later than the day prior to the stockholders meeting, the stockholder must present a written instruction to our transfer agent that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will not sell or transfer the shares prior to the closing of our business combination. Shares that have not been delivered in accordance with these procedures by the day prior to the stockholders meeting will not be converted into cash. In the event that a stockholder tenders its shares and decides prior to the stockholders meeting that it does not want to convert its shares, the stockholder may withdraw the tender pursuant to procedures that will be described in the applicable proxy statement. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash, and the physical certificates representing these shares will be returned to the stockholder promptly following our determination that the business combination will not be consummated. If the stockholder delivers its shares for conversion electronically through the DWAC system and our business combination is not completed, the broker that tendered the shares for conversion would be required to initiate a reverse transaction through the DWAC system in order for the tendered shares to be returned to the stockholder. We anticipate that a public stockholder who tenders shares for conversion would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our business combination.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise conversion rights to tender their shares prior to the meeting because the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process in the event that a business combination is approved; however, if brokers pass on to stockholders the cost of tendering shares, there would be an increased cost of $35 per transaction to stockholders electing to convert as compared to the traditional process in the event that a business combination is not approved.

The steps outlined above may make it more difficult for our stockholders to exercise their conversion rights. These steps, combined with our 35% conversion threshold and our limitation on conversion rights of stockholders or “groups” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) holding more than 10% of the shares included in the units being sold in this offering, may minimize conversions or otherwise increase the likelihood our proposed business combination is approved.

If a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target or the same target until 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering. If our business combination is not approved or completed for any reason, then public stockholders voting against our business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, as described above. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that our business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 35% or more of the shares sold in this offering exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 35% less one share of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent a business combination from being completed that is otherwise approved by a large majority of our public stockholders.

Persons who purchase common stock in the open market at a price in excess of the per-share liquidation value of the amounts held in the trust account, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Public stockholders who cause us to convert their common stock for a pro rata share of the trust account in accordance with the above proceedings and conditions will be paid their total conversion price as promptly as practicable after consummation of a business combination and will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $119,332,490 (assuming the underwriter’s option to purchase additional units is not exercised and the conversion of the maximum of 35% less one share of the eligible shares of common stock) plus a pro rata portion of any interest retained in the trust account. The initial per-share conversion price is approximately $9.74 per share.

Liquidation if no Business Combination

If we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering, pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our amended and restated certificate of incorporation and applicable provisions of the Delaware General Corporation Law, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of income and other tax obligations payable on such interest, net of interest earned on the trust account balance of up to $5,000,000 previously released to us to fund our working capital requirements and net of up to $100,000 for costs and expenses of liquidation, and (ii) all deferred underwriting discounts and commissions plus any remaining assets. This time period is longer than the time period that some other blank check companies have to effect a business combination. We believe that this longer time period may enhance our ability to locate and negotiate a business combination on more favorable terms, given that we will not be under the same time constraints as some of our competitors. In addition, the extension period, which requires that we first have a letter of intent, agreement in principle or definitive agreement in place with respect to a business combination, will provide us the flexibility to effectuate the logistics necessary to consummate a business combination over a longer period of time but does not give us the ability to merely continue looking during such period. We believe that the longer period, including the extension that is effectively available only for logistical purposes, strikes an appropriate balance between enabling us to hold the offering proceeds in trust for a slightly longer period of time while potentially enhancing our ability to consummate a business combination on more favorable terms.

Pursuant to our amended and restated certificate of incorporation, upon the expiration of the 24- or 30-month period from the consummation of this offering, as the case may be, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that, to the fullest extent permitted by law, our board of directors and our officers shall take all such action necessary for our dissolution and liquidation as promptly as practicable, including (but not limited to) the adoption of a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for any such plan of distribution (if not already sought in conjunction with a stockholder vote on our business combination as discussed below), and our initial stockholders have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution and (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.

If within 90 days before the expiration of the 24- or 30-month period from the consummation of this offering, as the case may be, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for our dissolution and our board’s recommended plan of distribution in the event neither such business combination nor any other business combination is consummated during such period.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our initial stockholders have waived their rights to participate in any distribution with respect to the shares owned by them immediately prior to this offering upon our dissolution and liquidation. In addition, the underwriter has agreed to waive its right to $10,500,000, (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full) of deferred underwriting discounts (reduced by $0.30 per share that is converted into cash in connection with the stockholder vote relating to our business combination), and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $100,000 of accrued interest not required to pay income taxes on interest income from the trustee to pay for dissolution costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, we estimate that the initial per-share liquidation price would be approximately $9.74. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business or businesses and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Liberty Lane Partners has, however, agreed to indemnify us against claims from such vendors, service providers and other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, Liberty Lane Partners is liable only to the extent necessary to ensure that the proceeds in the trust account are not reduced. The indemnification provisions will be set forth in a letter agreement among Liberty Lane Partners, our sponsor, the underwriter and us. The letter agreement specifically sets forth that the indemnification from Liberty Lane Partners will not be available (1) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, even if such waiver is subsequently found to be invalid or unenforceable, and (2) as to any claims under our indemnity of the underwriter against certain liabilities, including liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $9.74 per share upon liquidation. We will not reimburse Liberty Lane Partners for payments made by it.

Liberty Lane Partners will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a waiver. If a claim was made that resulted in Liberty Lane Partners having personal liability and it refused to satisfy its obligations, we would have a fiduciary obligation to bring an action against it to enforce our indemnification rights and would accordingly expect to bring such an action against it. Accordingly, the actual per-share liquidation price could be less than approximately $9.74, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders the liquidation amounts due them.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval for our dissolution and plan of distribution providing for the liquidation of the trust account to our public stockholders, we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.74 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders.

Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders as promptly as practicable after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business or businesses, we may encounter intense competition from other entities having a business objective similar to ours. There are a number of existing blank check companies currently pursuing business combinations. In addition, there are a number of offerings for more blank check companies that are still in the registration process but have not completed initial public offerings and there may be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination that may compete with us for business targets. Additionally, we may be subject to competition from entities having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business or businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we have and our financial resources will be relatively limited when contrasted with those of many of these competitors. Although we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business or businesses. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

We believe that the terms of our capital structure will give our company a competitive advantage over many other blank check companies that are seeking acquisitions. Please see “ — Our Structure” for a comparison of our capital structure to a hypothetical capital structure whose elements we believe to be typical of recent transactions that have also utilized initial warrants, as well as a summary of the capital structures of certain other blank check companies.

Facilities

We maintain our executive offices at One Liberty Lane, Hampton, New Hampshire 03842.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have consummated our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not intend to have any full-time employees prior to the consummation of our business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act, and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in conformity with United States generally accepted accounting principles. A target business identified by us as a potential acquisition candidate may not have financial statements prepared in conformity with United States generally accepted accounting principles or may not be able to prepare its financial statements in conformity with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

Should we acquire a target company in the year ending December 31, 2009, such target company may be required to comply with the internal controls requirements of the Sarbanes-Oxley Act. Any such company’s development and maintenance of internal controls in order to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete an acquisition. Furthermore, the target company’s failure to develop and maintain effective internal controls may harm our operating results and/or result in difficulties in meeting our reporting obligations.

Legal Proceedings

There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its option to purchase additional units. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	We estimate that approximately $326,950,000 of the net offering proceeds plus the $3,500,000 we will receive from the sale of the insider warrants and $10,500,000 in deferred underwriting discounts and commissions will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee.	$296,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The estimated $326,950,000 of net offering proceeds plus the $3,500,000 we will receive from the sale of the insider warrants and $10,500,000 in deferred underwriting discounts and commissions will only be invested in United States “government securities” within the meaning of	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act.

Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have an aggregate fair market value equal to at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Goldman, Sachs & Co. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the underwriter’s option to purchase additional units, if such option is exercised prior to the filing of the Current Report on Form 8- K. If the underwriter’s option to purchase additional units is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K, to provide updated financial information to reflect the exercise and closing of the underwriter’s option to purchase additional units. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Goldman, Sachs & Co. has allowed separate trading of the common stock and warrants prior	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

to the 35th day after the date of this prospectus.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus will be given the right to convert his or her shares into his or her pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriting discount, net of (1) interest amounts previously released to us, up to a maximum of $5,000,000, plus (2) income taxes payable on the interest income earned on the trust account (calculated as of two business days prior to the consummation of the proposed business combination). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Our amended and restated certificate of incorporation will also provide that if we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering, we will dissolve as promptly as practicable and liquidate and	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

distribute to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of income taxes payable on such interest, net of interest earned on the trust account balance of up to $5,000,000 previously released to us to fund our working capital requirements and net of up to $100,000 for costs and expenses of liquidation, and (ii) all deferred underwriting discounts and commissions plus any remaining assets.

Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (1) up to an aggregate of $5,000,000 to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements, (2) up to an additional $100,000 for costs and expenses of liquidation, and (3) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (1) up to $5,000,000 we may need to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements, (2) up to an additional $100,000 for costs and expenses of liquidation, and (3) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Paul M. Montrone	67	Chairman of the Board
Paul M. Meister	55	Chief Executive Officer, President and Director
Kevin P. Clark	46	Vice President, Secretary and Treasurer
Bruce L. Koepfgen	55	Director
W. Clayton Stephens	65	Director
Simon B. Rich	63	Director

Paul M. Montrone.  Mr. Montrone has been the Chairman of our Board and a Director since our inception. Mr. Montrone is a founding member and has been Chairman of Liberty Lane Partners LLC, a private management and investment company, since its inception in 2007. Mr. Montrone was the President and Chief Executive Officer of Fisher Scientific International Inc., a leading global manufacturer and distributor of products and services to the scientific research, clinical laboratory and industrial markets, from 1991 until 1998, and its Chairman and Chief Executive Officer from 1998 until the company’s merger with Thermo Electron Corporation in November 2006. Mr. Montrone is currently a director of the Foundation for the National Institute of Health. Mr. Montrone is a founder and the Chairman of the Board of Perspecta Trust LLC. Perspecta Trust is a commercial trust company which offers wealth management services to high net worth individuals and families. In addition, Mr. Montrone is the Chairman of the Board of Latona Associates Inc., a private investment company owned by Mr. Montrone and affiliated trusts. During the Clinton Administration, Mr. Montrone was a member of the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry.

Paul M. Meister.  Mr. Meister has been our Chief Executive Officer, President and a Director since our inception. Mr. Meister is a founding member and has been the Chief Executive Officer of Liberty Lane Partners LLC, a private management and investment company, since its inception in 2007. Mr. Meister is also President of Latona Associates. Mr. Meister was Chairman of the Board of Thermo Fisher Scientific Inc., a company formed by the merger of Fisher Scientific International Inc. and Thermo Electron Corporation, from November 2006 until April 2007. Mr. Meister was Vice Chairman of Fisher Scientific International Inc. from 2001 until November 2006. Mr. Meister served as Fisher Scientific International Inc.’s Chief Financial Officer from 1991 until 2001. Mr. Meister is also a director of M & F Worldwide Corp., a diversified products and services company, and LKQ Corporationtm, a provider of automotive aftermarket collision replacement products as well as recycled and refurbished automotive replacement products. In addition, Mr. Meister serves on the boards of a number of non-profit organizations, including as Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board, as well as on the boards of private companies related to his Liberty Lane Partners activities.

Kevin P. Clark.  Mr. Clark has been our Vice President, Secretary and Treasurer since our inception. Mr. Clark has been a Managing Director of Liberty Lane Partners LLC, a private management and investment company, since its inception in 2007. Mr. Clark was Vice President and Chief Financial Officer of Fisher Scientific International Inc. from 2001 until the company’s merger with Thermo Electron Corporation in November 2006. He served as Vice President and Controller of Fisher Scientific from 1998 until 2001 and Vice President and Treasurer from 1997 until 1998. Prior to joining Fisher Scientific, Mr. Clark served in senior financial management positions at Federal-Mogul Corporation, a company specializing in automotive components, and Chrysler Corporation, an automotive manufacturer.

Bruce L. Koepfgen.  Mr. Koepfgen has been a Director since March 2008. Mr. Koepfgen has been Chief Executive Officer of PEA Capital, an investment management firm, since April 2004. Mr. Koepfgen has also been Chief Executive Officer at Oppenheimer Capital, an investment management firm, since May 2003. From 1999 until 2003, Mr. Koepfgen was a private investor and President of Koepfgen Company LLC, a management consulting firm. Prior to that, Mr. Koepfgen spent 23 years with Salomon Brothers Inc., an investment bank, in a number of executive positions, including 15 years as a Managing Director and most recently as Co-Head of Fixed Income Sales and managed the company’s Chicago office. He was also Chairman of the Board of Salomon Analytics, a company established to develop sophisticated fixed income analytic tools for institutional investors. Mr. Koepfgen has been a director of Thermo Fisher Scientific Inc. since November 2006, and had been a director of Fisher Scientific International Inc. since May 2005.

W. Clayton Stephens.  Mr. Stephens has been a Director since March 2008. Mr. Stephens founded Warren Capital Corporation, a specialty finance company that provides equipment financing and asset-based lending services, in 1984 and has served as a Director and President of that firm since its inception. Mr. Stephens was a director of Fisher Scientific International Inc. from 2002 until the company’s merger with Thermo Electron Corporation in November 2006.

Simon B. Rich.  Mr. Rich has been a Director since March 2008. Mr. Rich also serves as a Director of Verenium Corporation, a developer of biofuels, and of Triangle Capital Corporation, a specialty investment company. Mr. Rich has been a private investor since his retirement in 2001. Mr. Rich served as Chairman of Louis Dreyfus Natural Gas Corp. (now Dominion Exploration & Production, Inc.), a natural gas company engaged in the acquisition, development, exploration, production and marketing of natural gas and crude oil, from 1996 until his retirement in 2001, and as President and Chief Executive Officer from 1993 until 1996. Prior to 1993, Mr. Rich served in a number of executive officer positions at Louis Dreyfus Energy Group, a major North American energy merchant; Louis Dreyfus Holding Company, a company engaged in, among other things, processing, trading and merchandising agricultural and biofuels commodities; and Duke-Louis Dreyfus, a joint venture of Duke Energy and Louis Dreyfus Energy Corp. Mr. Rich was a director of Fisher Scientific International Inc. from 2004 until the company’s merger with Thermo Electron Corporation in November 2006, and was a director of Apogent Technologies Inc. from 2003 until the company’s merger with Fisher Scientific International Inc. in 2004.

Number and Terms of Office of Directors and Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will divide our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Rich, will expire at our first annual meeting of stockholders after this offering in 2009. The term of office of the second class of directors, consisting of Messrs. Koepfgen and Montrone, will expire at the second annual meeting of stockholders in 2010. The term of office of the third class of directors, consisting of Messrs. Stephens and Meister, will expire at the third annual meeting of stockholders in 2011.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors will be authorized to appoint persons to the offices set forth in our amended and restated by-laws as it deems appropriate. Our amended and restated by-laws will provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer and such other officers as may be determined by the board of directors.

Executive Officer and Director Compensation

No executive officer or director has received or will receive any compensation, whether in cash or otherwise, for services rendered to us prior to the consummation of the business combination.

Except as described below, no compensation of any kind, including finders’ fees, consulting fees or other similar compensation, will be paid to any of our officers or directors or any of their respective affiliates prior to or in connection with a business combination. Commencing on the date of this prospectus through the earlier of the date of our business combination or our liquidation, we will pay Liberty Lane Partners a fee of $10,000 per month for providing us with certain services. However, Liberty Lane Partners, our sponsor, and our directors and officers will also be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire, and structuring, negotiating and consummating a business combination. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. In addition, although we are not obligated to engage Liberty Lane Partners to assist us with locating a target business or businesses following this offering, we are not restricted from doing so. If we did, we may pay a fee to it for its services for assisting us in locating a target business or businesses. Any such engagement of Liberty Lane Partners would require the approval of our audit committee, which will be comprised of independent directors.

Unless we consummate our business combination, none of our sponsor, Liberty Lane Partners or our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $5,000,000 that may be released to us as working capital. We do not have a policy that prohibits our sponsor, Liberty Lane Partners or our officers and directors from negotiating for the reimbursement of such expenses by a target business or businesses. Except as set forth under “ —The Offering — Limited payments to insiders,” such reimbursement payments will be subject to review and approval by our audit committee, which will be comprised of independent directors, to the extent they are in excess of $300,000 in the aggregate in any fiscal quarter.

After the consummation of our business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination.

Director Independence

The NASDAQ Capital Market requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that each of Messrs. Koepfgen, Stephens and Rich is an independent director as defined under The NASDAQ Capital Market’s listing standards, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board

Our board of directors will have two standing committees: an audit committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of The NASDAQ Capital Market and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of The NASDAQ Capital Market require that the nominating and corporate governance committee of a listed company be comprised solely of independent directors. We intend to be in compliance with all such rules at the time the registration statement of which this prospectus forms a part is declared effective by the SEC.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors, consisting of Messrs. Koepfgen, Stephens and Rich, each of whom is an independent director under The NASDAQ Capital Market’s listing standards. The audit committee’s duties, which will be specified in our Audit Committee Charter, will include, but will not be limited to:

•	serving as an independent and objective party to oversee our financial reporting processes, audits of our financial statements and internal control system;

•	selecting, evaluating and overseeing our independent registered public accounting firm, including with respect to their audit efforts and those of the persons performing our internal audit function;

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, persons performing our internal audit function, and our board of directors; and

•	overseeing compliance with our related party transactions policy.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under The NASDAQ Capital Market’s listing standards. The NASDAQ Capital Market’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to The NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that W. Clayton Stephens satisfies The NASDAQ Capital Market’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Prior to the consummation of this offering, we will establish a nominating committee of the board of directors, consisting of Messrs. Koepfgen, Stephens and Rich, each of whom is an independent director under The NASDAQ Capital Market’s listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Code of Ethics and Committee Charters

Prior to the consummation of this offering we will adopt a code of ethics that applies to our officers, directors and employees and will have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

We do not intend to have a compensation committee in place prior to the consummation of a business combination. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are or may become affiliated. Accordingly, there may be situations in which our officers and directors have an obligation or an interest with respect to such opportunities that actually or potentially conflicts with our interests. For a complete description of our officers’ and directors’ other existing affiliations, please see “— Directors and Executive Officers.”

•	Our officers and directors may in the future (including prior to the consummation of our business combination) become affiliated with entities, including other development stage companies, engaged in business activities similar to those we intend to conduct, to which they may have fiduciary and contractual obligations that may present additional conflicts of interest.

•	Because our officers and directors have a beneficial interest that will expire worthless if a business combination is not consummated, our officers and directors may have interests that differ from our public stockholders with respect to completing a business combination and may result in potential conflicts of interest.

•	Members of our management team may enter into consulting or employment agreements as part of our business combination pursuant to which they may be entitled to compensation for their services. The potential for these agreements may create additional interests for such officers that differ from those of our public stockholders in connection with considering a business combination. Alternatively, our officers and directors may have interests that differ from our public stockholders when considering a particular business combination if the retention or resignation of any such officers or directors was included by a target business as a condition to any agreement with respect to a business combination.

•	Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them in connection with identifying and consummating a business combination in excess of those covered by the $1,000,000 in proceeds from this offering not placed in the trust account and the up to $5,000,000 in interest income available to us from the trust account may create interests that differ from our public stockholders in considering a potential business combination. We do not have a policy that prohibits our officers or directors from negotiating for the reimbursement of such expenses by a target business.

•	We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor, which could create potential conflicts of interest.

•	Our initial stockholders may purchase shares of common stock as part of the units being sold in this offering or in the open market. If they did, they have agreed to vote such shares in favor of a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity,

•	the opportunity is within the corporation’s line of business, and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

First Look Obligation.  In order to minimize potential conflicts of interest relating to acquisition opportunities that may arise from their multiple affiliations, each of our officers and directors (other than our independent directors) has agreed to a “first look obligation” within the time periods set forth below. This obligation requires each of them to present to our company for our consideration, prior to presentation to any other entity, any opportunity involving the potential acquisition (other than in a competitive sale process) by our company of a controlling interest in a target business with the following characteristics:

•	not publicly traded on a stock exchange or over-the-counter market, and

•	has an enterprise value of between $350 million and $1 billion.

A “controlling interest” means our company would acquire the ability to exercise control over the management and operations of the target company, whether through the acquisition of a majority of the voting equity interests of the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder.

The foregoing first look obligation of our officers and directors (other than our independent directors) will exist from the consummation of this offering until the earliest of:

•	the consummation of our business combinations;

•	24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offerings; and

•	such time as he ceases to be an officer or director of our company.

Exceptions to First Look Obligation.  The first look obligation of our officers and directors (other than our independent directors) is subject to any existing or future fiduciary duties or contractual obligations our officers and directors may have from time to time to any other entity. These existing obligations are described in more detail below. Notwithstanding the foregoing, the first look obligation of our officers is not subject to their fiduciary and contractual obligations to Liberty Lane Partners and its portfolio companies to the extent Liberty Lane Partners has agreed otherwise, as described below.

Pre-Existing Obligations Exception.  Our officers and directors (other than our independent directors) are subject to the following pre-existing fiduciary and contractual obligations, each of which takes precedence over and limits their first look obligation to us:

•	Mr. Meister is a director of M & F Worldwide Corp. and LKQ Corporationtm and, in such capacity, has fiduciary obligations to such entities.

•	In connection with their prior employment with Fisher Scientific, each of Messrs. Montrone and Meister has agreed not to compete in the scientific and clinical laboratory research distribution business in the United States until November 2009 with respect to Mr. Montrone and until April 2010 with respect to Mr. Meister.

•	Pursuant to a noncompetition clause entered into in connection with his prior employment with Fisher Scientific, Mr. Clark may not, until November 2008, compete with any business of Fisher Scientific in the United States or any other country in which Fisher Scientific had distributed products the last two years of Mr. Clark’s employment. Fisher Scientific offered various consumable products and services to customers in the scientific research and clinical laboratory markets. Through its various divisions, Fisher Scientific manufactured and distributed products that included high purity chemicals, microbiological cell media and cell culture products; plastic consumables, glassware and bench top equipment for laboratories; and diagnostic reagents for clinical laboratory testing. It also provided select outsourced pharmaceutical services, primarily the distribution of clinical trial supplies. Fisher Scientific served customers in approximately 145 countries.

•	Each of our officers has fiduciary and contractual obligations to present to Liberty Lane Partners any business opportunities that could be taken by Liberty Lane Partners or its affiliates, subject to the limitations in the following paragraph.

We do not believe that our officers’ noncompetition obligations will have a material impact on our ability to find and consummate a business combination.

Limitation on Pre-Existing Obligation Exception.  Notwithstanding the last bullet point in the preceding paragraph, Liberty Lane Partners has agreed that until the earlier of consummation of our business combination or 24 months (or 30 months if extended as provided herein) after the consummation of this offering, neither Liberty Lane Partners nor any of its portfolio companies will pursue any acquisition opportunity that would fall within the above-stated parameters applicable to our officers’ obligation to present those opportunities to us, unless the opportunity has first been presented to and declined by us; provided that the foregoing agreement does not apply to the acquisition of a company in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners. Consequently, during the applicable time period, neither Liberty Lane Partners nor any of its portfolio companies will pursue any acquisition opportunity involving the potential acquisition of a controlling interest (as defined above) in any company where the target is not publicly traded on a stock exchange or over-the-counter market and has an enterprise value of between $350 million and $1 billion, unless the opportunity has first been presented to and declined by our company. However, Liberty Lane Partners and its portfolio companies could pursue any such acquisition if it is pursuant to a competitive sale process or is an acquisition of a company in a business similar or related to that of a pre-existing portfolio company of Liberty Lane Partners.

The current portfolio companies of Liberty Lane Partners are:

•	Prestolite Wire — a manufacturer and supplier of wiring and other products to the automotive, consumer appliance and other industries.

•	Mr. Gasket — a manufacturer and supplier of products to the automotive, marine, consumer appliance and other markets.

•	Sign Supply USA — a supplier of equipment, consumables, electronic and other supplies to the sign and electronic display markets.

•	East West Plastic and Electronic Products Corp. — a supplier of equipment, consumables, electronic and other supplies to the Canadian sign and electronic display market.

•	Emerson Ecologics — a supplier of nutritional and herbal supplements, medical supplies, veterinary and other products to the consumer, retail and professional markets.

Future Obligations Exception.  Other than as set forth above, none of our officers or directors (other than our independent directors) is subject to any pre-existing fiduciary or contractual obligations that would limit their obligation to present to us the acquisition opportunities described above. However, such obligation is also subject to their future fiduciary or contractual obligations. Therefore, after consummation of this offering, any of our officers or directors could become subject to contractual or fiduciary obligations that would take precedence over and limit such person’s obligation to present to us the acquisition opportunities described above.

Effects of Potential Conflicts of Interest.  Except as set forth above with respect to Liberty Lane Partners, to the extent that Messrs. Montrone, Meister and Clark become aware of acquisition opportunities that may be suitable for entities other than our company to which they have existing or future fiduciary or contractual obligations or they are presented with such opportunities solely in their capacities as fiduciaries to such entities, they may honor such obligations to such other entities. In addition, our officers and directors will not have any obligation to present us with any acquisition opportunity which does not fall within the parameters described above. For example, our officers and directors will not be required to present to us any opportunity to participate as a minority investor on a co-investment or similar basis with one or more other investors in a potential acquisition transaction. Except as set forth above with respect to Liberty Lane Partners, you should assume that to the extent any of our officers or directors becomes aware of an opportunity that may be suitable both for us and another entity to which such person has an existing or future fiduciary obligation or contractual obligation to present such opportunity as set forth above, he may first give the opportunity to such other entity or entities, and may give such opportunity to us only to the extent such other entity or entities reject or are unable to pursue such opportunity. In addition, you should assume that to the extent any of our officers or directors becomes aware of an acquisition opportunity that does not fall within the above parameters but that may otherwise be suitable for us, he may not present such opportunity to us. Our independent directors are under no obligation to present to us any acquisition opportunities of which they become aware, unless such opportunity was presented to such director solely in his capacity as a director of our company. An officer or director of a particular entity acts solely in his capacity as such in connection with an acquisition opportunity by (1) holding himself out to a potential target as an officer or director of that entity and in no other capacity, including his individual capacity or his capacity as an officer or director of another entity, and (2) being expressly offered such acquisition opportunity in writing by the potential target in his capacity as an officer or director of that entity and in no other capacity.

Certain Procedures Relating to Potential Conflicts of Interest.  In accordance with our related person transactions policy and Delaware law, our officers and directors will be required to disclose to us any interest they have in any potential transaction involving us. Based on such information as our board of directors deems appropriate, our board of directors will determine whether such interest would give rise to a conflict of interest. If our board of directors determines that one or more of our officers or directors has a conflict of interest with respect to an acquisition opportunity, disinterested members of our board of directors will determine whether or not to pursue such opportunity. If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, or initial stockholders, we would do so only if we obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction and by our audit committee, which will be comprised of independent directors. If none of our directors is disinterested with respect to an opportunity, we will not pursue such business opportunity. In addition, the obligation of our officers and directors (other than our independent directors) to present to us certain opportunities does not impose a time limitation on our board of directors’ consideration of such opportunities; however, our board of directors may have limited time to consider such business opportunity pursuant to its terms or for other reasons. Furthermore, the terms on which a particular opportunity is presented to us may differ from those on which such business opportunity is presented to other entities. In making a determination of whether to pursue any opportunity presented to us, our board of directors may consider any factors and other information that it deems appropriate, including, for example, and not by way of limitation, the likelihood that the company could successfully negotiate the definitive terms of, and consummate the potential transaction (including securing the necessary vote of our stockholders), the time and resources required to pursue such opportunity and the conditions to consummate a potential transaction, the costs (financial and other) of pursuing such opportunity, the potential availability of other attractive opportunities for the company, and the competitive environment prevailing with regard to the potential transaction (including the level of interest on the part of other potential acquirers).

We cannot assure you that any of the conflicts described above will be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on more favorable terms.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock (assuming none of the individuals listed purchase units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and, accordingly, the table does not reflect record or beneficial ownership of the initial warrants or the insider warrants, as these warrants are not exercisable within 60 days of the date of this prospectus. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws.

	Prior to Offering		After Offering
		Approximate		Approximate
	Amount of	Percentage	Amount of	Percentage
	Beneficial	of Outstanding	Beneficial	of Outstanding
Name and Address of Beneficial Owner(1)	Ownership	Common Stock	Ownership	Common Stock

Liberty Lane Funding LLC(2)	2,795,430	98.5%	2,795,430	7.39%
Paul M. Montrone(2)	2,795,430	98.5%	2,795,430	7.39%
Paul M. Meister(2)	2,795,430	98.5%	2,795,430	7.39%
Kevin P. Clark	—	—	—	—
Bruce L. Koepfgen(3)(4)	14,190	*	14,190	*
W. Clayton Stephens(3)	14,190	*	14,190	*
Simon B. Rich(3)	14,190	*	14,190	*

All directors and officers as a group (6 persons)(5)	2,838,000	100.0%	2,838,000	7.5%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person named in the table is c/o Liberty Lane Acquisition Corp., One Liberty Lane, Hampton, New Hampshire 03842.

(2)	Excludes (i) 3,500,000 shares underlying the insider warrants (or 4,025,000 insider warrants in the event the underwriter exercises its option to purchase additional units in full); (ii) 7,454,477 shares underlying the initial warrants (which excludes 1,117,975 initial warrants subject to forfeiture in the event the underwriter does not exercise its option to purchase additional units in full); and (iii) 419,610 initial shares subject to forfeiture in the event that the underwriter does not exercise its option to purchase additional units in full. Messrs. Montrone and Meister share all voting and dispositive power with respect to all such shares. Accordingly, Messrs. Montrone and Meister may be deemed to beneficially own all of the shares of our common stock held by our sponsor. Each of Messrs. Montrone and Meister disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(3)	Excludes (i) 37,841 shares underlying initial warrants (which excludes 5,675 initial warrants subject to forfeiture in the event the underwriter does not exercise its option to purchase additional units in full) and (ii) 2,130 initial shares subject to forfeiture in the event that the underwriter does not exercise its option to purchase additional units in full.

(4)	These shares are held by Koepfgen Investments LLC, an entity controlled by Mr. Koepfgen. Mr. Koepfgen disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(5)	Excludes (i) 3,500,000 shares underlying the insider warrants (or 4,025,000 insider warrants in the event the underwriter exercises its option to purchase additional units in full); (ii) 7,568,000 shares underlying the initial warrants (which excludes 1,135,000 initial warrants subject to forfeiture in the event the underwriter does not exercise its option to purchase additional units in full); and (iii) 426,000 initial shares subject to forfeiture in the event that the underwriter does not exercise its option to purchase additional units in full.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our initial stockholders has agreed that if it acquires shares of common stock in, or following, this offering, it will vote all such acquired shares in favor of our business combination. Consequently, our initial stockholders will not be able to exercise conversion rights with respect to any such acquired shares. Our initial stockholders will not have conversion rights with respect to the initial shares.

CERTAIN TRANSACTIONS

On March 14, 2008, we issued to our sponsor an aggregate of 3,264,000 initial shares of common stock and 8,703,000 initial warrants, with an exercise price of $7.50 per share for 4,351,500 of the initial warrants and an exercise price of $10.00 per share for the remaining 4,351,500 of the initial warrants, with an aggregate purchase price of $25,000. On March 24, 2008, our sponsor entered into an agreement with each of our independent directors to sell to each such director, on or prior to March 31, 2008, 16,320 of its initial shares (or 48,960 in the aggregate) and 43,516 of its initial warrants (or 130,548 in the aggregate) for a purchase price of $125 (or $375 in the aggregate) which is proportionate to the purchase price paid by our sponsor. If the size of this offering is increased or decreased, a stock dividend, stock split or reverse split will be effectuated so that the number of initial shares owned by our initial stockholders after this offering will be equal to approximately 7.5% of the total number of shares of common stock outstanding after this offering and that the number of shares of common stock underlying the initial warrants owned by our initial stockholders after this offering will be equal to approximately 20% of the total number of shares of common stock outstanding after this offering, after giving effect to any mandatory forfeiture of initial shares and initial warrants to the extent that the underwriter’s option to purchase additional units is not exercised in full. Our sponsor may be considered one of our “promoters” as that term is defined under the federal securities laws.

If the underwriter does not exercise its option to purchase additional units in full, an aggregate of up to 426,000 initial shares and an aggregate of up to 1,135,000 initial warrants will be forfeited by the initial stockholders and returned to us to be cancelled without any payment to the initial stockholders (with any initial warrants forfeited in this manner divided equally between initial warrants with an exercise price of $7.50 per share and initial warrants with an exercise price of $10.00 per share) so that the number of initial shares owned by our initial stockholders after this offering will be equal to approximately 7.5% of the total number of shares of common stock outstanding after this offering and so that the number of shares of common stock underlying the initial warrants owned by our initial stockholders after this offering will be equal to approximately 20% of the total number of shares of common stock outstanding after this offering.

The initial shares are identical to the common stock being sold as part of the units in this offering, except that the initial stockholders:

•	have agreed to vote the initial shares in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our business combination;

•	will not be able to exercise conversion rights with respect to the initial shares;

•	have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination; and

•	have agreed not to transfer, assign or sell any of these securities (except to their permitted transferees) until 180 days after we consummate a business combination, after which time they will be entitled to registration rights.

The initial warrants are identical to the warrants being sold in this offering, except that:

•	4,351,500 of the initial warrants have an exercise price of $7.50 per share and the remaining 4,351,500 of the initial warrants have an exercise price of $10.00 per share;

•	the initial warrants will not become exercisable until the last sales price of our common stock on The NASDAQ Capital Market, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.00 per share for any 20 trading days within any

30-trading day period beginning at least 30 days following the consummation of our business combination;

•	the initial warrants may be exercised on a cashless basis at the option of the initial stockholders;

•	the initial warrants will not be redeemable by us as long as they are held by an initial stockholder or its permitted transferees;

•	the initial warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock; and

•	our initial stockholders will be subject to certain transfer restrictions with respect to the initial warrants (including the common stock issuable upon exercise of the initial warrants) until 180 days after the consummation of our business combination (after which time they will be entitled to registration rights).

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the initial shares, the initial warrants, the insider warrants, shares of common stock underlying the initial warrants and the insider warrants, and any units (and shares, warrants and shares underlying such warrants) sold in this offering, granting them and their permitted transferees certain demand and “piggy-back” registration rights. Any such registration rights would not become exercisable until the expiration of any lock-up period relating to such securities. We will bear certain expenses incurred in connection with the exercise of such registration rights.

In addition, our sponsor, pursuant to an agreement entered into on March 14, 2008, between us and our sponsor, has committed to purchase from us 3,500,000 warrants (or 4,025,000 warrants, if the underwriter exercises its option to purchase additional units in full), with an exercise price of $7.50 per share, for a purchase price of $1.00 per warrant (for a total purchase price of $3,500,000, or $4,025,000 if the underwriter exercises its option to purchase additional units in full). This purchase will take place on a private placement basis immediately prior to the closing of this offering. The purchase price for the insider warrants will be deposited into the trust account simultaneously with the closing of this offering. The insider warrants will be identical to the warrants included in the units being offered by this prospectus, except that (1) the insider warrants may be exercised by paying cash or on a cashless basis at the option of our sponsor, (2) the insider warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees, (3) the insider warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (4) our sponsor will be subject to certain transfer restrictions with respect to the insider warrants until 30 days after the consummation of our business combination (after which time our sponsor will be entitled to registration rights).

Notwithstanding the foregoing, our initial stockholders will be permitted to transfer all or any portion of the initial shares, initial warrants and insider warrants to their permitted transferees. Permitted transferees means (i) us, any of our officers, directors and employees, any affiliates or family members of such individuals, our sponsor, Liberty Lane Partners, any affiliates of ours, our sponsor, or Liberty Lane Partners and any officers, directors, members and employees of our sponsor, Liberty Lane Partners or such affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor, and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor; provided that any such transferees agree in writing to become subject to the same transfer restrictions as the initial stockholders.

Effective upon the closing of this offering we will enter into a services agreement with Liberty Lane Partners, whereby Liberty Lane Partners agrees to:

•	provide administrative services as required by us from time to time, including the administration of certain of our day-to-day activities;

•	perform accounting and controller-related services for us, including correspondence with our auditors;

•	make available the services of Messrs. Montrone, Meister and Clark and such other of Liberty Lane Partners’ employees as agreed between us and Liberty Lane Partners from time to time, provided that Liberty Lane Partners shall have no liability to us for the acts and/or omissions of such employees while performing such services and Liberty Lane Partners shall not be regarded as having provided any service performed by such employees for us (including, but not limited to, the giving of investment advice);

•	permit such employees to access Liberty Lane Partners’ network of contacts for the purposes of furthering our business; and

•	provide other advice and services necessitated by the ordinary course of our business, as we may reasonably request from time to time.

We have agreed to pay Liberty Lane Partners $10,000 per month for these services through the date of our business combination. In addition, we have undertaken to reimburse Liberty Lane Partners, monthly in arrears, all out-of-pocket expenses incurred by Liberty Lane Partners in performing these services. We believe that the fees charged by Liberty Lane Partners for the foregoing services are at least as favorable as we could have obtained from an unaffiliated third party. This services agreement between Liberty Lane Partners and us will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

On March 14, 2008, our sponsor loaned us, in the form of a note, $250,000 for payment of offering expenses on our behalf. The note bears interest at a rate of 2.5% per year and will be payable on the earlier of December 31, 2008 or seven days following the closing of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

Unless we consummate our business combination, neither Liberty Lane Partners nor our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $5,000,000 that may be released to us as working capital. Our sponsor, Liberty Lane Partners and our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our sponsor, Liberty Lane Partners or our officers and directors from negotiating for the reimbursement of such expenses by a target business or businesses. In addition, although we are not obligated to engage Liberty Lane Partners to assist us with locating a target business or businesses following this offering, we are not restricted from doing so. If we did, we may pay a fee to it for its services for assisting us in locating a target business or businesses. Any such engagement of Liberty Lane Partners would require the approval of our audit committee, which will be comprised of independent directors.

Except as set forth under “ —The Offering — Limited payments to insiders,’’ our audit committee, which will be comprised of independent directors, will review and approve reimbursements, payments and fees made in excess of $300,000 in the aggregate in any fiscal quarter to our initial stockholders, officers and directors or any of their affiliates and any such reimbursements, payments or fees made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We and Liberty Lane Partners have agreed not to, and not to permit any of our or its respective affiliates that we or it controls to, pay or cause to be paid any consideration to or for the benefit of any public stockholder for the purpose of inducing such stockholder to vote for approval of our business combination (including payments of money, transfers of securities or purchases of securities) unless such consideration inures on an equal basis to the benefit of all stockholders who do not convert their shares in connection with the stockholder vote to approve our business combination. The foregoing agreement will not prohibit purchases of our securities on the open market at prevailing prices at any time.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by our audit committee who had access, at our expense, to independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no disinterested “independent” directors, our disinterested directors) determine that the terms of such transaction are expected to be no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures our officers and directors against liabilities that our directors or officers may incur in such capacities.

Related Party Transaction Policy

Prior to the consummation of this offering, we will adopt a written Related Party Transaction Policy. Pursuant to the policy, the audit committee of our board of directors, or in some cases its chairman, will review the relevant facts and circumstances of all related party transactions, including, but not limited to, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no member of the committee shall participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party. The audit committee, or its chairman, will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee, or its chairman, determines in good faith.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 3,264,000 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, please refer to our amended and restated certificate of incorporation and by-laws, which will be filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units

Public Stockholder Units

Each unit consists of one share of common stock and one half (1/2) of one warrant. Each whole warrant will entitle the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants are expected to begin trading separately on the 35th day after the date of this prospectus, unless Goldman, Sachs & Co. determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K discussed below and having issued a press release announcing when such separate trading will begin. The warrants will trade separately only in increments of one whole warrant, and holders separating units will receive only the number of whole warrants represented by their units. As a result, holders who separate an odd number of units will lose one half of one warrant in the process. Upon expiration of the warrants as described below, any remaining warrants (including any one half of one warrant held as part of a unit) will expire worthless. In order to realize the full value of their investment in units, holders of an odd number of units will need to purchase an additional unit prior to seeking separation.

In no event will the common stock and warrants trade separately until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the closing of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriter’s option to purchase additional units if the underwriter’s option to purchase additional units is exercised prior to the filing of the Form 8-K. If the underwriter’s option to purchase additional units is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and closing of the underwriter’s option to purchase additional units. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Goldman, Sachs & Co. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.

The units will continue to trade along with the common stock and warrants after the common stock and warrants begin trading separately and until the warrants expire or are redeemed. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants. The transfer agent will typically charge approximately $75 for this transaction, and it would be up to the broker whether or not to pass this cost on to the holder requesting separation of the units.

Common Stock

As of the date of this prospectus, there are 3,264,000 shares of common stock outstanding. Upon closing of this offering (assuming no exercise of the underwriter’s option to purchase additional units and 426,000 shares are forfeited by the initial stockholders as a result thereof),

37,838,000 shares of common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. In connection with the vote required for any business combination, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our initial stockholders has agreed that if it acquires shares of common stock in, or following, this offering, it will vote all such acquired shares in favor of our business combination. Therefore, additional purchases of shares of common stock by our initial stockholders will likely allow them to exert influence over the approval of our business combination.

We will proceed with a business combination only if (1) a majority of the shares of common stock voted by public stockholders are voted in favor of the business combination (which includes the votes relating to any shares of common stock purchased by our initial stockholders in the open market) and (2) conversion rights have been exercised with respect to less than 35% of the shares sold in this offering. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to 35% less one share of the common stock purchased in this offering may exercise their conversion rights and the business combination will still go forward. This provision of our amended and restated certificate of incorporation may not be amended without the affirmative vote of all of our stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our amended and restated certificate of incorporation will provide that if we do not consummate a business combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of this offering, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of income taxes payable on such interest, net of interest earned on the trust account balance of up to $5,000,000 previously released to us to fund our working capital requirements and net of up to $100,000 for costs and expenses of liquidation previously released to us, and (ii) all deferred underwriting discounts and commissions plus any remaining assets. Our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriting discount, net of (1) interest amounts previously released to us, up to a maximum of $5,000,000, plus (2) income taxes payable on the interest income earned on the trust account (calculated as of two business days prior to the consummation of the proposed business combination), if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Initial Shares

The initial shares are identical to the shares of common stock included in the units being sold in this offering, except that the initial stockholders (1) have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving our business combination, (2) will not be able to exercise conversion rights with respect to the initial shares, (3) have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination, and (4) have agreed not to transfer, assign or sell any of the initial shares (except to their permitted transferees) until 180 days after we consummate a business combination, after which time they will be entitled to registration rights.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement to be entered into between the underwriter and our company will prohibit us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we may do so in the future.

Warrants

The warrants will be issued in registered form under a warrant agreement to be entered into between American Stock Transfer & Trust Company, as warrant agent, and us. The following description summarizes the material terms of the warrants. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, please refer to the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part.

Public Stockholder Warrants

Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination, and

•	one year from the date of this prospectus.

However, the warrants sold in this offering will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and a current prospectus relating thereto is available.

Because each unit includes one half of one warrant, holders will need to have two units in order to have one warrant. Warrants may be separated, traded and exercised only in increments of one whole warrant. Any remaining one half of one warrant held by a warrant holder at expiration of the warrants as described below will expire worthless. As a result, holders of an odd number of units will need to purchase an additional unit in order to realize the full value of their investment. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time, or earlier upon redemption.

We may call the warrants for redemption at any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants sold in this offering available and a current prospectus relating thereto is available throughout the 30-day redemption period,

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon not less than 30-days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $12.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise warrants will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis although the public stockholders are not eligible to do so at their own option. In no other circumstances is a cashless exercise permitted. In the event management requires a cashless exercise in connection with a call for redemption, each holder would pay the exercise price by surrendering the warrants in exchange for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of the warrants.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of the warrants. However, because fewer shares will be issued, this will have the effect of reducing the potential “upside” of the holders’ investment in our company. For example, if the fair market value of the common stock were $10.00, a holder of 100 warrants to purchase 100 shares of common stock would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: 100 shares x ($10.00 − $7.50), or 25 shares, rather than the 100 shares the holder would receive if it had paid in cash. If our stock price then increases to $12.00, the holder will have the additional $2.00 in value on 25 shares, or $50, rather than on 100 shares, or $200. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up or down to the nearest whole number of shares, with a half share being rounded up. Accordingly, if a holder were entitled to 25.2 shares, he would receive 25 shares, and if he were entitled to 25.7 shares, he would receive 26 shares.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised as provided above upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants sold in this offering will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and a current prospectus relating thereto is available and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Initial Warrants

The initial warrants are identical to the warrants included in the units being sold in this offering, except that (1) 4,351,500 of the initial warrants (assuming the underwriter’s option to purchase additional units is exercised in full) have an exercise price of $7.50 per share and the remaining 4,351,500 of the initial warrants (assuming the underwriter’s option to purchase additional units is exercised in full) have an exercise price of $10.00 per share, (2) the initial warrants will not become exercisable until the last sales price of our common stock on The NASDAQ Capital Market, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.00 per share for any 20 trading days within any 30-trading day period beginning at least 30 days following the consummation of our business combination, (3) the initial warrants may be exercised by paying cash or on a cashless basis at the option of the initial stockholders, (4) the initial warrants will not be redeemable by us as long as they are held by an initial stockholder or its permitted transferees, (5) the initial warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (6) our initial stockholders will be subject to transfer restrictions with respect to the initial warrants (including the common stock issuable upon exercise of the initial warrants) until 180 days after the consummation of our business combination (after which time they will be entitled to registration rights). Notwithstanding the foregoing, our initial stockholders will be permitted to transfer all or any portion of their initial warrants to their permitted transferees.

Insider Warrants

The insider warrants will be identical to the warrants included in the units being offered by this prospectus, except that (1) the insider warrants may be exercised by paying cash or on a cashless basis at the option of our sponsor, (2) the insider warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees, (3) the insider warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (4) our sponsor will be subject to certain transfer restrictions with respect to the insider warrants until 30 days after the consummation of our business combination (after which time our sponsor will be entitled to registration rights). Notwithstanding the foregoing, our sponsor will be permitted to transfer all or any portion of its insider warrants to permitted transferees.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then-existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our by-laws will provide that special meetings of our stockholders may be called only by a resolution of our board of directors, a committee thereof whose powers and authority include the power to call such meetings or by our officers.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws will provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. Generally, to be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that our annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which notice of the annual meeting was mailed or a public announcement of the date of our annual meeting of stockholders is first made by us, whichever first occurs. Our by-laws will also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendments to By-Laws

Our amended and restated certificate of incorporation will provide that our by-laws may be adopted, amended, altered or repealed by the affirmative vote of the holders of 80% of the voting power of the shares entitled to vote at an election of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation will require indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification that will be provided by our amended and restated certificate of incorporation will not be exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, insurance policy, vote of uninvolved stockholders, directors or otherwise.

Our amended and restated certificate of incorporation also will provide that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures our officers and directors against liabilities that our directors or officers may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

NASDAQ Capital Market Listing

There is presently no public market for our units, common stock or warrants. The units have been approved for listing on The NASDAQ Capital Market under the symbol “LLACU” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on The NASDAQ Capital Market under the symbols “LLAC” and “LLACW,” respectively.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 37,838,000 shares of common stock outstanding, or 43,514,000 shares if the underwriter’s option to purchase additional units is exercised in full. Of these shares, the 35,000,000 shares sold in this offering, or 40,250,000 shares if the underwriter’s option to purchase additional units is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. These securities would not be eligible for transfer under Rule 144, except as described below.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, provided that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through The NASDAQ Capital Market during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions and notice requirements and require that we have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the initial shares, initial warrants and insider warrants (and shares of common stock underlying the initial warrants and the insider warrants) pursuant to Rule 144 without registration one year after we have completed our business combination.

Registration Rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the initial shares, the initial warrants, the insider warrants, shares of common stock underlying the initial warrants and the insider warrants, and any units (and shares, warrants and shares underlying such warrants) sold in this offering, granting them and their permitted transferees certain demand and “piggy-back” registration rights. Any such registration rights would not become exercisable until the expiration of any lock-up period relating to such securities. We will bear certain expenses incurred in connection with the exercise of such registration rights.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to change or different interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be relevant to particular investors in light of their individual investment circumstances, such as common stock or warrants held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (a) is engaged in the conduct of a United States trade or business, (b) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (c) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (d) is a corporation which operates through a United States branch, and (2) state, local, or non-United States tax considerations.

This summary assumes that investors will hold our common stock and warrants that comprise the units as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Each prospective investor is urged to consult his own tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units, common stock or warrants.

For purposes of this summary, a “United States person” is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (ii) that was in existence on August 20, 1996 and was treated as a United States person on the previous day, and elected to continue to be so treated.

A “U.S. Holder” is a beneficial holder of our units, common stock or warrants that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of our units, common stock or warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our units, common stock or warrants.

General

Each unit should be treated, for United States federal income tax purposes, as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit, and the purchase price received by such holder upon the disposition of such unit, between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal income tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are respected for United States federal income tax purposes.

Taxation of U.S. Holders

Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “ —Taxation of U.S. Holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. Holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010.

There is a possibility that the conversion rights with respect to the common stock, discussed below, may result in a failure to satisfy the holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the amount realized from the sale, exchange or other disposition and the holders adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock or warrants exceeds one year. A U.S. Holder’s initial tax basis in the common stock and warrants generally will equal the U.S. Holder’s acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of Warrants

Except as discussed below with respect to the cashless exercise of the warrants, upon the exercise of the warrants, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of the warrants will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term capital loss if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses are subject to certain limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either tax-free situation, a holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, the holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e. the number of warrants equal to the number of common shares issued pursuant to the cashless exercise of the warrants). The holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in such warrants deemed surrendered. In this case, a holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the warrants deemed exercised. A holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “— Taxation of U.S. Holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” to the holder’s proportionate interest in the company. Whether the conversion will result in a meaningful reduction to a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Taxation of U.S. Holders — Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualifying dividend income treatment for distributions received by a non-corporate U.S. Holder.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.

Taxation of Non-U.S. Holders

Distributions

Any cash distributions paid out of our earnings and profits, as determined under United States federal income tax principles, to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty.

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Taxation of Non-U.S. Holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and, in the case where our common stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly or constructively, more than 5% of our common stock or warrants, as applicable, at any time within the shorter of these periods.

A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation and we do not anticipate that we will become one in the future. However, we can provide no assurance that we will not become a United States real property holding corporation in the future (for example, as a result of or after an eventual business combination).

If we become a United States real property holding corporation, a Non-U.S. Holder will generally be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under “— Taxation of U.S. Holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of the warrants, a Non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax upon the exercise of the warrants. To the extent a cashless exercise is treated as a taxable exchange under which gain or loss would be recognized (see “— Taxation of U.S. Holders — Exercise or Lapse of Warrants”) and we are or were a United States real property holding corporation, a Non-U.S. Holder may be subject to United States federal income tax (including the 10% withholding tax) in respect of any gain recognized unless the 5% exception discussed in “— Taxation of Non-U.S. Holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” applies.

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

The company and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 35,000,000 units offered hereby.

Goldman, Sachs & Co. is committed to take and pay for all of the units being offered, if any are taken, other than the units covered by the option described below unless and until this option is exercised.

If Goldman, Sachs & Co. sells more units than offered hereby, it has an option to buy up to an additional 5,250,000 units from the company. Goldman, Sachs & Co. may exercise that option for 30 days.

The following table shows the per unit and total underwriting discounts and commissions to be paid to Goldman, Sachs & Co. by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase 5,250,000 additional units.

Paid by the Company

	No Exercise	Full Exercise

Per Unit	$0.60	$0.60
Total	$21,000,000	$24,150,000

Of the underwriting discount and commissions paid by the company as set forth in the table above, $10,500,000, or $12,075,000 if the option to purchase additional units is exercised in full, is being deferred by Goldman, Sachs & Co. and will not be payable by the company to Goldman, Sachs & Co. unless and until the company consummates a business combination. At that time, Goldman, Sachs & Co. will be entitled to receive the proceeds attributable to deferred underwriting discounts and commissions held in the trust account, subject to a reduction of $0.30 for each share converted by a holder who has exercised his conversion rights described in the section of this prospectus entitled “Proposed Business — Effecting a Business Combination — Conversion Rights.” If the company is unable to consummate a business combination and the trustee is forced to liquidate the trust account, Goldman, Sachs & Co. has agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any interest accrued thereon.

Units sold by Goldman, Sachs & Co. to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by Goldman, Sachs & Co. to securities dealers may be sold at a discount of up to $           per unit from the initial public offering price. If all the units are not sold at the initial public offering price, Goldman, Sachs & Co. may change the offering price and the other selling terms. The offering of the units by Goldman, Sachs & Co. is subject to receipt and acceptance and subject to Goldman, Sachs & Co.’s right to reject any order in whole or in part.

The company has agreed with Goldman, Sachs & Co. not to issue, dispose of, hedge or sell any shares of common stock or any options or other securities convertible into or exchangeable for shares of common stock, or any shares of preferred stock that participate in any manner in the trust account or that vote as a class with the common stock on a business combination, during the period from the date of this prospectus continuing through the date of the consummation of a business combination. This agreement does not apply to any securities sold in this offering, the sale of the insider warrants or the securities to be offered or sold in a business combination.

In addition, our sponsor has agreed, subject to certain exceptions, not to dispose of, transfer, assign or sell any of the insider warrants (including the common stock issuable upon exercise of such warrants) during the period from the date of this prospectus continuing through the date 30 days after the date of the consummation of a business combination, and our initial stockholders have agreed, subject to certain exceptions, not to dispose of, transfer, assign or sell any of the initial shares or initial warrants (including the common stock issuable upon exercise of the initial warrants) during the period from the date of this prospectus continuing through the date 180 days after the date of the consummation of a business combination.

Notwithstanding the foregoing, our initial stockholders will be permitted to transfer all or any portion of the initial shares, initial warrants and insider warrants to their permitted transferees. Permitted transferees means (i) us, any of our officers, directors and employees, any affiliates or family members of such individuals, our sponsor, Liberty Lane Partners, any affiliates of ours, our sponsor, or Liberty Lane Partners and any officers, directors, members and employees of our sponsor, Liberty Lane Partners or such affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor, and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor; provided that any such transferees agree in writing to become subject to the same transfer restrictions as the initial stockholders.

With respect to the company, the period from the date of this prospectus continuing through the date of the consummation of a business combination, and with respect to our sponsor and our initial stockholders, each of the 30-day or 180-day periods, as applicable, described in the preceding paragraph are referred to as a “restricted period.” A restricted period will be automatically extended if (1) during the last 17 days of the applicable restricted period the company issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the applicable restricted period, the company announces that it will release earnings results during the 15-day period following the last day of that restricted period, in which case the restrictions on the company, our sponsor or our initial stockholders, as applicable, described in the preceding paragraphs will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Prior to this offering, there has been no public market for any of the company’s securities. The initial public offering price of the units and the terms of the warrants have been negotiated between the company and Goldman, Sachs & Co. Among the factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, in addition to prevailing market conditions, were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of these companies, the company’s prospects for acquiring an operating business at attractive values, a review of the debt to equity ratios in leveraged transactions, the company’s capital structure and an assessment of the company’s management and its experience in identifying operating companies. However, although these factors were considered, the determination of the offering price was more arbitrary than the pricing of securities for an operating company in a particular industry since Goldman, Sachs & Co. is unable to compare the financial results of the company and prospects with those of public companies operating in the same industry.

The units have been approved for listing on The NASDAQ Capital Market under the symbol “LLACU.” Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be listed on The NASDAQ Capital Market under the symbols “LLAC” and “LLACW,” respectively.

In connection with this offering, Goldman, Sachs & Co. may purchase and sell units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of units than it is required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional units from the company in this offering. Goldman, Sachs & Co. may close out any covered short position by either exercising its option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, Goldman, Sachs & Co. will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase additional units pursuant to the option granted to it. “Naked” short sales are any sales in excess of such option. Goldman, Sachs & Co. must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if Goldman, Sachs & Co. is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of units made by Goldman, Sachs & Co. in the open market prior to the completion of this offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by Goldman, Sachs & Co. for its own account, may have the effect of preventing or retarding a decline in the market price of the units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any units purchased pursuant to Goldman, Sachs & Co.’s option to purchase additional units, have been distributed. Because Goldman, Sachs & Co. has agreed that it will only exercise its option to purchase additional units to cover any net short position that it may have at the time of the exercise of the option, exercise of the option to purchase additional units by Goldman, Sachs & Co. will not affect the completion of the distribution of the units.

The company has been advised by the staff of FINRA that FINRA Rule 2720 may apply to this offering because an acquisition in the financial services industry could include the acquisition of a broker-dealer. In this regard, prior to the consummation of this offering the company will have an audit committee and a public director as defined by such rule. Goldman, Sachs & Co. will not execute any sales of securities in this offering in a discretionary account without the prior written approval of the client.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,050,000.

The company has agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

Although the company is not under any contractual obligation to engage Goldman, Sachs & Co. to provide any services for it after this offering, and has no present intent to do so, Goldman, Sachs & Co. may, among other things, introduce the company to potential target businesses or assist the company in raising additional capital, as needs may arise in the future. If Goldman, Sachs & Co. provides services to the company after this offering, the company may pay Goldman, Sachs & Co. fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with Goldman, Sachs & Co. and no fees for such services will be paid to Goldman, Sachs & Co. prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State

(the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State, except that an offer to the public in that Relevant Member State of any units may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that no such offer of units shall require the company or Goldman, Sachs & Co. to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

In any Relevant Member State, this communication is only addressed to and is only directed at qualified investors in that Relevant Member State within the meaning of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of units in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of units. Accordingly, any person making or intending to make any offer within the EEA of units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or Goldman, Sachs & Co. to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor Goldman, Sachs & Co. has authorized, nor do they authorize, the making of any offer (other than Permitted Public Offers) of units in circumstances in which an obligation arises for the company or Goldman, Sachs & Co. to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at (i) persons outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as Relevant Persons). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des Marchés Financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des Marchés Financiers; no units have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the units have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties and qualified investors (investisseurs qualifiés) acting for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired units may be made only as provided by Articles L 411-1, L 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Notice to Prospective Investors in Italy

The offering of units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB) and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of this Prospectus or any other documents relating to the units or the Prospectus, be distributed in Italy, other than to qualified investors (investitori qualificati), as defined (i) in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive (with the exception of (a) management companies (società di gestione del risparmio) authorized to manage individual portfolios on behalf of third parties and (b) fiduciary companies (società fiduciarie) authorized to manage individual portfolios pursuant to Article 60(4) of the Legislative Decree No. 415 of July 23, 1996, as amended) or (ii) pursuant to another exemption from the requirements of Articles 94 et seq. of Legislative Decree No. 58 of February 24, 1998, as amended (the Italian Finance Law) and CONSOB Regulation No. 11971 of May 14, 1999 (Regulation No. 11971).

Any offer, sale or delivery of the units or distribution of copies of the Prospectus, or any other document relating to the units or the Prospectus, in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•	made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the Italian Banking Law), the Italian Finance Law, Regulation No. 16190, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the units by the CONSOB or the Bank of Italy.

This Prospectus and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its contents.

Article 100-bis of the Italian Finance Act affects the transferability of the units in the Republic of Italy to the extent that any placing of the units is made solely with qualified investors and such units are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus compliant with the Prospectus Directive has not been published, purchasers of units who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the units were purchased, unless an exemption provided for under the Italian Finance Act applies.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

Notice to Prospective Investors in Switzerland

The units may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland. Neither this document nor any other offering or marketing material relating to the company or the units constitutes a prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations or the Swiss Federal Act on Collective Investment Schemes (“CISA”), and neither this document nor any other offering material relating to the company or the units may be publicly distributed or otherwise made publicly available in Switzerland. The units may only be offered, sold or advertised, and the document as well as any other offering or marketing material relating to the units, may only be distributed by way of private placement to qualified investors within the meaning of article 10 para 3 and 4 CISA and article 6 of the Ordinance on Collective Investment Schemes. The company is not authorized by or registered with the Swiss Federal Banking Commission under the CISA. Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Federal Banking Commission.

Notice to Prospective Investors in Luxembourg

The Offered Securities may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

(a) in the period beginning on the date of publication of a prospectus in relation to those Offered Securities which have been approved by the Commission de surveillance du secteur financier (“CSSF”) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the foregoing paragraph, the expression an offer of Offered Securities to the public in relation to any Offered Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase the Offered Securities, as defined in the Law of 10 July 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the

European Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the “Prospectus Directive”), or any variation thereof or amendment thereto.

Notice to Prospective Investors in The Netherlands

In The Netherlands, the units may be offered, sold or transferred solely to qualified investors (gekwalificeerde beleggers) within the meaning of Section 1:1 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht).

Notice to Prospective Investors in Spain

This document is neither approved by nor registered in the administrative registries of the Spanish Comision Nacional del Mercado de Valores (“CNMV”). The units may not be offered or sold in Spain or targeted to Spanish resident investors save in compliance with the requirements of the Spanish Securities Markets Act, as amended and restated, from time to time, and decrees, regulations and any further subsequent legislation issued thereunder.

Buyer’s Representation

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any units under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with Goldman, Sachs & Co. and the company that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive; or (ii) where units have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those units to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and will pass upon the validity of the securities offered in this prospectus. Cleary Gottlieb Steen & Hamilton LLP, New York, New York is acting as counsel for the underwriter in this offering. Skadden, Arps, Slate, Meagher & Flom LLP has in the past performed, and may continue to perform, legal services for Liberty Lane Partners, our sponsor and their respective affiliates.

EXPERTS

The financial statements of Liberty Lane Acquisition Corp. as of March 14, 2008 and for the period March 7, 2008 (inception) to March 14, 2008 appearing in the registration statement and the prospectus have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent public accountants, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits and amendments for further information about us, our securities and this offering. The registration statement and its exhibits and amendments, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

LIBERTY LANE ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Liberty Lane Acquisition Corp.

We have audited the accompanying balance sheet of Liberty Lane Acquisition Corp. (a corporation in the development stage) (the “Company”) as of March 14, 2008 and the related statements of operations, stockholder’s equity and cash flows for the period March 7, 2008 (inception) to March 14, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty Lane Acquisition Corp. (a corporation in the development stage) as of March 14, 2008, and the results of its operations and its cash flows for the period March 7, 2008 (inception) to March 14, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 24, 2008

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET
March 14, 2008

ASSETS
Current assets, cash	$275,000
Other assets, deferred offering costs	320,000

Total Assets	$595,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$321,000
Note payable, sponsor	250,000

Total current liabilities	571,000

Commitments and contingencies
Stockholder’s equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—
Common stock, $0.001 par value; authorized 200,000,000 shares; 3,264,000 shares issued and outstanding	3,264
Additional paid-in capital	21,736
Deficit accumulated during development stage	(1,000)

Total stockholder’s equity	24,000

Total Liabilities and Stockholder’s Equity	$595,000

See accompanying notes to financial statements

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period March 7, 2008 (inception) to March 14, 2008

Revenue	$—
Formation and operating costs	1,000

Net loss applicable to common stockholders	$(1,000)

Weighted average number of common shares outstanding, basic and diluted	3,264,000

Net loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY
For the period March 7, 2008 (inception) to March 14, 2008

				Deficit
				Accumulated
			Additional	During	Total
	Common Shares		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Common shares and warrants issued to sponsor on March 14, 2008 with an aggregate price of approximately $0.008	3,264,000	$3,264	$21,736	$—	$25,000
Net loss for the period				(1,000)	(1,000)

Balances, at March 14, 2008	3,264,000	$3,264	$21,736	$(1,000)	$24,000

See accompanying notes to financial statements

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period March 7, 2008 (inception) to March 14, 2008

Cash flows from operating activities
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in cash attributable to change in current liabilities
Accrued expenses	1,000

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from issuance of common stock and warrants to sponsor	25,000
Proceeds from note payable, sponsor	250,000

Net cash provided by financing activities	275,000

Net increase in cash	275,000
Cash, beginning of period	—

Cash, end of period	$275,000

Supplemental schedule of non-cash financing activity
Accrued deferred offering costs	$320,000

See accompanying notes to financial statements

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Liberty Lane Acquisition Corp. (the “Company”) was formed to acquire an operating business or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. The Company was incorporated in Delaware on March 7, 2008 as Freedom Trail Corp. and was renamed Liberty Lane Acquisition Corp. on March 24, 2008. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7: Accounting and Reporting by Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies.

At March 14, 2008, the Company had not yet commenced any operations. All activity through March 14, 2008 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its business combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on cash and cash equivalents after this offering. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3 and a proposed private placement (“Private Placement”), to occur immediately prior to the Proposed Offering, which is discussed in Note 5. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business that manufactures goods or provides services and a “business combination” shall mean the acquisition by the Company of such a target business.

Proceeds of $340,950,000 (or $392,400,000 if the underwriter’s option to purchase additional units is exercised in full) from the Proposed Offering including the Private Placement of $3,500,000 (or $4,025,000 if the underwriter’s option to purchase additional units is exercised in full) of the Company’s insider warrants to purchase common stock will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. The amount of proceeds from this offering placed in the trust account also includes $10,500,000 (or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full) of deferred underwriting discounts and commissions payable to the underwriter in this offering if we consummate a business combination, which amount is subject to a reduction of $0.30 per share that is converted into cash in connection with the stockholder vote relating to the Company’s business combination. The Company’s agreement with the trustee requires that the trustee will invest and reinvest the proceeds in the trust account only in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Except with respect to interest income that may be released to the Company (i) up to $5,000,000 to fund expenses related to investigating and selecting a target business or businesses and other working capital requirements, (ii) any additional amounts the Company may need to pay the Company’s income and other tax obligations, and (iii) up to an additional $100,000 for costs and expenses of liquidation, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or liquidation. The proceeds held in the trust account may be used as consideration to pay sellers of a target business or businesses with which the Company completes a business combination. Any amounts not paid as consideration to the sellers of the target business (excluding taxes and amounts permitted to be disbursed for expenses as well as the amount held in

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

the trust account representing deferred underwriting discounts and commissions), may be used to finance operations of the target business.

The business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of $10,500,000 or $12,075,000 if the underwriter’s option to purchase additional units is exercised in full). The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the holders of the shares of common stock being sold as part of the units in the Proposed Offering (“Public Stockholders”) are voted in favor of the business combination and (ii) conversion rights have been exercised with respect to less than 35% of the shares sold in the Proposed Offering. All of the Company’s stockholders prior to the Proposed Offering, including the Company’s sponsor and all of the independent directors of the Company (“Initial Stockholders”), have agreed to vote their respective shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable. However, there is no assurance that the Company will be able to effect a business combination successfully.

Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such Public Stockholder must have also exercised its conversion rights described below. If Public Stockholders representing 35% or more of the shares sold in the Proposed Offering exercise their conversion rights, the Company will be unable to consummate a business combination and no stockholders will receive a distribution from the trust account.

Public Stockholders voting against a business combination that is approved and consummated will be entitled to convert their stock (subject to certain limitations) into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriting discount, net of (1) interest amounts previously released to the Company, up to a maximum of $5,000,000, plus (2) income taxes payable on the interest income earned on the trust account (calculated as of two business days prior to the consummation of the proposed business combination). If the business combination is not approved or completed for any reason, then the Public Stockholders voting against the business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account as described above. Such stockholders would only be entitled to convert their shares in the event that they vote against a business combination that is duly approved by the Company’s stockholders and subsequently completed, or in connection with the Company’s dissolution and liquidation. The Company views this requirement as an obligation to its stockholders and will not take any action to amend or waive this provision in its amended and restated certificate of incorporation. The Company’s Initial Stockholders will not be able to exercise conversion rights with respect to their shares of common stock, even shares acquired in the Proposed Offering or the aftermarket.

Public Stockholders who convert their common stock into a pro rata share of the trust account as described above will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $9.74 per share. Since the initial conversion price may be less than the $10.00 per unit price in the Proposed Offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of Public Stockholders to exercise their conversion rights.

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

If the Company has not consummated a business combination with 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed within such 24-month period and such business combination has not yet been consummated) from the consummation of the Proposed Offering, the Company will dissolve as promptly as practicable and liquidate and distribute to its Public Stockholders, as part of its plan of distribution, the amount in the trust account, including (i) all accrued interest, net of income taxes payable on such interest, net of interest earned on the trust account balance of up to $5,000,000 previously released to the Company to fund its working capital requirements and net of up to $100,000 for costs and expenses of liquidation and (ii) all deferred underwriting discounts and commissions plus any remaining assets. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7: Accounting and Reporting by Development Stage Enterprises.

Net Loss Per Common Share:

The Company complies with accounting and disclosure requirements of SFAS No. 128: Earnings per Share. Net loss per common share, basic and diluted, is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

As the Company reported a net loss for the period from March 7, 2008 (inception) to March 14, 2008, the effect of the 8,703,000 warrants issued to the Sponsor has not been considered in the diluted net loss per common share since these dilutive securities would reduce the loss per common share and become anti-dilutive.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A: Expenses of Offering. Deferred offering costs consist principally of fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

As of March 14, 2008, the Company incurred $320,000 of offering costs related to expenses incurred in connection with the Proposed Offering. Deferred offering costs are recognized as other assets on the accompanying balance sheet.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107: Disclosure about Fair Value of Financial Instruments, approximates the carrying amounts represented in the accompanying balance sheet.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157: Fair Value Measurements (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008. The Company adopted SFAS No. 157 on the effective date. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159: The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In December 2007, the FASB issued Statement No. 141R: Business Combinations (“SFAS 141R”). SFAS 141R broadens the guidance of SFAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interest transferred as a result of business combinations; and stipulates that acquisition related costs be expensed rather than included as part of the basis of the acquisition. SFAS 141R expands required disclosures to improve the ability to evaluate the nature and financial effects of business combinations. SFAS 141R is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions occurring in fiscal 2009 and thereafter.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the balance sheet.

In December 2007, the Financial Accounting Standards Board issued SFAS No. 160; Noncontrolling Interests in Consolidated Financial Statements (“SFAS No. 160”), an amendment of ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retroactively. The adoption of SFAS No. 160 will not have a significant impact on the Company’s financial position, results of operations or cash flows.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Offering, the Company is offering for public sale 35,000,000 units (“Units”) at an offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one half (1/2) of one warrant (”Warrant”). Each whole Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50. The Warrants will become exercisable on the later of the completion of a business combination with a target business or one year from the date of the prospectus, provided in each case that the Company has an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available. The Warrants will expire five years from the date of the prospectus, unless earlier redeemed. The Warrants will be redeemable in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30-days’ prior written notice after the Warrants become exercisable, only in the event that the last sales price of the common stock on The NASDAQ Capital Market, or other national securities exchange on which the common stock may be traded, equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption.

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its commercially reasonable efforts to maintain the effectiveness of the registration statement covering the Warrants and shares underlying the Warrants. The Company will not be obligated to deliver shares, and there are no contractual penalties for failure to deliver shares, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle or cash settle the exercise of Warrants. If the Company is unable to deliver registered shares for the exercise of the Warrants then the Warrants may expire worthless.

Note 4 — Income Taxes

The Company complies with the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Accordingly, deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company also complies with FASB Interpretation No. 48 (“FIN 48”): Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. Management is currently unaware of any issues that could result in significant payments, accruals, or material deviations from its position.

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The Company adopted the provisions of SFAS No. 109 and FIN 48 at inception on March 7, 2008.

The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance because the Company does not believe it is more likely than not that it will be able to realize its deferred tax asset in the future. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

Note 5 — Related Party Transactions

Liberty Lane Funding LLC (the “Sponsor”) has purchased an aggregate of 3,264,000 shares of common stock (“Initial Shares”) and 8,703,000 warrants (“Initial Warrants”) for an aggregate purchase price of $25,000. The exercise price for 4,351,500 of the Initial Warrants is $7.50 per share and the remaining 4,351,500 of the Initial Warrants have an exercise price of $10.00 per share. On March 24, 2008, the Sponsor entered into an agreement with each of the Company’s independent directors to sell to each such director, on or prior to March 31, 2008, 16,320 of its Initial Shares (or 48,960 in the aggregate) and 43,516 of its Initial Warrants (or 130,548 in the aggregate) for a purchase price of $125 (or $325 in the aggregate). If the underwriters’ option to purchase additional units is not exercised in full, up to 426,000 Initial Shares and up to 1,135,000 Initial Warrants are subject to forfeiture.

The Initial Shares are identical to the shares of common stock included in the units being sold in the Proposed Offering, except that the Initial Stockholders (i) have agreed to vote their Initial Shares in accordance with the majority of the shares of common stock voted by the Public Stockholders at the special or annual meeting called for the purpose of approving the Company’s Business Combination, (ii) will not be able to exercise conversion rights with respect to the Initial Shares, (iii) have agreed to waive their rights to participate in any liquidation distribution with respect to the Initial Shares if the Company fails to consummate a Business Combination, and (iv) have agreed not to transfer, assign or sell any of the Initial Shares (subject to certain limited exceptions) until 180 days after the consummation of the Business Combination, after which time they will be entitled to registration rights.

The Initial Warrants are identical to the warrants included in the units being sold in Proposed Offering, except that (i) 4,351,500 of the Initial Warrants have an exercise price of $7.50 per share and the remaining 4,351,500 of the Initial Warrants have an exercise price of $10.00 per share, (ii) the Initial Warrants will not become exercisable until the last sales price of the Company’s common stock on The NASDAQ Capital Market, or other national securities exchange on which the Company’s common stock may be traded, equals or exceeds $11.00 per share for any 20 trading days within any 30-trading day period beginning at least 30 days following the consummation of the Business Combination, (iii) the Initial Warrants may be exercised by paying cash or on a cashless basis at the option of the Initial Stockholders, (iv) the Initial Warrants will not be redeemable by the Company as long as they are held by an Initial Stockholder or its permitted transferees, (v) the Initial Warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (vi) the Initial Stockholders will be subject to certain transfer restrictions with respect to the Initial Warrants (including the common stock issuable upon exercise of the Initial Warrants) until 180 days after the consummation of the Business Combination (after which time they will be entitled to registration rights).

The Sponsor has agreed to purchase from the Company, on a private placement basis, 3,500,000 Warrants (“Insider Warrants”) immediately prior to the closing of the Proposed Offering at a price of $1.00 per Warrant (for an aggregate purchase price of $3,500,000, or 4,025,000 warrants, for an aggregate purchase price of $4,025,000, if the underwriter exercises its option to purchase

LIBERTY LANE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

additional units in full). The Insider Warrants will be identical to the Warrants included in the Units being offered in the Proposed Offering except that (i) the Insider Warrants may be exercised by paying cash or on a cashless basis at the option of the Sponsor, (ii) the Insider Warrants will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees, (iii) the Insider Warrants will be exercisable even in the absence of an effective registration statement registering the underlying shares of common stock, and (iv) the Sponsor will be subject to certain transfer restrictions with respect to the Insider Warrants until 30 days after the consummation of a Business Combination (after which time they will be entitled to registration rights). The Company believes that the purchase price of $1.00 per Insider Warrant would be not less than the approximate fair value of such warrants on the date of issuance. Therefore the Company believes it will not record stock-based compensation expense upon the sale of the Insider Warrants. However, the actual fair value of the Insider Warrants and any stock-based compensation expense will be determined at the date of issuance. In the event of liquidation prior to a Business Combination, the Insider Warrants will expire worthless.

On March 14, 2008, the Company issued a $250,000 unsecured promissory note to the Sponsor. The note is unsecured, will pay interest at 2.5%, and is due upon the earlier of (i) December 31, 2008 or (ii) seven days following the consummation of the Proposed Offering. This note will be repaid out of the proceeds of the Proposed Offering not placed in trust. Due to the short term nature of the note, the fair value of the note approximates the earning value at the balance sheet date.

The Company has agreed to pay Liberty Lane Partners LLC $10,000 per month for certain accounting and administrative services commencing on the effective date of the Proposed Offering and ending on the earlier of the completion of the business combination or the liquidation of the Company.

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.001, with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors. No shares of preferred stock were issued and outstanding as of March 14, 2008.

Note 7 — Commitments and Contingencies

The Company may issue an additional 5,250,000 Units upon the exercise of a 30-day option granted to the underwriter to purchase additional Units. This option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells over and above the 35,000,000 Units.

The Company is committed to pay the underwriter to the Proposed Offering a discount of 3% of the Proposed Offering gross proceeds at closing. An additional 3% will be placed in the trust account and will be distributed to the underwriter only upon consummation of a business combination subject to a reduction of $0.30 for each share converted by a holder who has exercised his conversion rights described in Note 1. The underwriter will not be entitled to any accrued interest on the deferred discount. No discounts or commissions will be payable to the underwriter with respect to the Insider Warrants to be purchased in the private placement.

$350,000,000

35,000,000 Units

PROSPECTUS

          , 2008

Goldman, Sachs & Co.

Through and including             , 2008 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$15,818
FINRA filing fee	40,750
Listing fees	75,000
Accounting fees and expenses	70,000
Printing and engraving expenses	100,000
Legal fees and expense	725,000
Miscellaneous	23,432

Total	$1,050,000

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation will provide, in part:

“The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.”

Prior to the completion of this offering, we intend to enter into indemnification agreements with our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, prior to the completion of this offering, we intend to obtain directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

On March 14, 2008, our sponsor entered into an agreement with us pursuant to which it purchased 3,264,000 shares of our common stock and 8,703,000 warrants to purchase shares of our common stock, with an exercise price of $7.50 per share for 4,351,500 of the initial warrants and an exercise price of $10.00 per share for the remaining 4,351,500 of the initial warrants, for an aggregate amount of $25,000. Such shares and warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Additionally, on March 14, 2008, our sponsor entered into an agreement with us pursuant to which our sponsor committed to purchase from us 3,500,000 warrants (or 4,025,000 warrants if the underwriter exercises its option to purchase additional units in full), with an exercise price of $7.50 per share, for a purchase price of $1.00 per warrant (for a total purchase price of $3,500,000, or $4,025,000 if the underwriter exercises its option to purchase additional units in full). This agreement was entered into in reliance on Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to any such sales.

Item 16.  Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.		Description

1.1		Form of Underwriting Agreement.
3.1	**	Form of Amended and Restated Certificate of Incorporation.
3.2	**	Form of Amended and Restated By-laws.
4.1	**	Specimen Unit Certificate.
4.2	**	Specimen Common Stock Certificate.
4.3	**	Specimen Warrant Certificate.
4.4		Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company.
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1		Form of Letter Agreement among the Registrant and the parties named therein.
10.2	**	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.3	*	Form of Services Agreement between Liberty Lane Partners and Registrant.
10.4	**	Promissory Note issued to Liberty Lane Funding LLC.
10.5	**	Form of Registration Rights Agreement among the Registrant and initial stockholders.
10.6	**	Initial Securities Subscription Agreement between the Registrant and Liberty Lane Funding LLC.
10.7	**	Warrant Subscription Agreement between the Registrant and Liberty Lane Funding LLC.
10.8		Form of Letter Agreement between Liberty Lane Partners and the Registrant.
10.9	**	Form of Director and Officer Indemnification Agreement.
14	*	Form of Code of Ethics.
23.1	*	Consent of Rothstein, Kass & Company, P.C.
23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	**	Power of Attorney (included on signature page of this Registration Statement).
99.1	*	Form of Audit Committee Charter.
99.2	*	Form of Nominating Committee Charter.

*	Filed herewith.

**	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hampton, New Hampshire, on the 12th day of May 2008.

LIBERTY LANE ACQUISITION CORP.

By:	/s/ Paul M. Meister
Name:   Paul M. Meister

Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Paul M. Montrone	Chairman of the Board	May 12, 2008

/s/ Paul M. Meister Paul M. Meister	Chief Executive Officer, President and Director (principal executive officer)	May 12, 2008

/s/ Kevin P. Clark Kevin P. Clark	Vice President, Secretary and Treasurer (principal financial and accounting officer)	May 12, 2008

* Bruce L. Koepfgen	Director	May 12, 2008

* Simon Rich	Director	May 12, 2008

* W. Clayton Stephens	Director	May 12, 2008

*By: /s/ Kevin P. Clark Kevin P. Clark Attorney-In-Fact